SECURITIES AND EXCHANGE COMMISSION


Washington D.C.  20549


FORM 8-K


CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest reported)  January 10,1994


CBT CORPORATION
(Exact name of registrant as specified in charter)

   Kentucky            0-16878        61-1030727
   (State of other     (Commission    (IRS Employer
   jurisdiction of      File Number)  Identification No.)
   incorporation)


          333 Broadway, Paducah, Kentucky                        42001
          (Address of principal executive offices)               (Zip Code)

Registrant's telephone number including area code            (502) 575-5372

Former name of former address, if changed since last report  Not Applicable






ITEM 1. CHANGES IN CONTROL OF REGISTRANT
     None

ITEM 2. ACQUISITION AND DISPOSITION OF ASSETS
     None

ITEM 3. BANKRUPTCY AND RECEIVERSHIP
     None

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS
     None

ITEM 5. OTHER EVENTS
     On January 10, 1994, CBT Corporation (the Corporation) entered into an Agreement and Plan of Reorganization dated as of January 10, 1994 (Agreement) with BMC Bankcorp, Inc.
(BMC). The Agreement provides, among other things, for the merger of BMC with and into a wholly owned subsidiary of the Corporation upon the terms and conditions of the Plan of Merger dated as of January 10, 1994 (the Plan).

Terms of the Agreement call for BMC's shareholders to receive two shares of the Corporation's common stock for each share of BMC's common stock held.

Consummation of the merger is subject to certain conditions, including approval of the shareholders of BMC , approval of the Federal Reserve Board, the Kentucky Department of Financial Institutions and other requisite regulatory approvals. The Agreement is also subject to termination by the parties by mutual consent or upon the occurrence of certain specified events.

Concurrently with the execution and delivery of the Agreement, BMC entered into a Stock Option Agreement dated
January 10, 1994 (Option Agreement), pursuant to which BMC granted to the Corporation an option to purchase up to 148,512 shares of BMC's common stock (representing approximately 19.9% of the then-outstanding shares of BMC' common stock), if certain events occur, including if any person (other than the Corporation) acquires beneficial ownership of 50% or more of the then-outstanding shares of BMC's common stock or BMC enters into an agreement with another person (other than the Corporation) pursuant to which such person is entitled to acquire 50% or more of the then-outstanding shares of BMC's common stock.

The Agreement, the Plan of Merger and the Option Agreement are attached hereto as exhibits and incorporated herein by reference.

ITEM 6. RESIGNATION OF REGISTRANT'S DIRECTORS
     None

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
INFORMATION AND EXHIBITS

     (a)  Financial statements of business acquired
          Not applicable until merger is consummated

     (b)  Pro forma financial information
          Not applicable until merger is consummated

     (c)  Exhibits See page 4

ITEM 8. CHANGES IN FISCAL YEAR
     None

Signatures

Pursuant to the requirements of the Securities and Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   CBT CORPORATION


                                   /s/  Eddie L. Holman
                                   By:  Eddie L. Holman
                                   Vice President and Secretary









EXHIBITS

          Item                                Reference

Agreement and Plan of Reorganization            5-55

Plan of Merger                                 56-61

Stock Option Agreement                         62-67



     AGREEMENT AND PLAN OF REORGANIZATION


          THIS AGREEMENT AND PLAN OF REORGANIZATION
("Agreement") is made and entered into as of this 10th day of January, 1994 among CBT CORPORATION, a Kentucky corporation ("CBT"), CBT ACQUISITION CORP, a Kentucky corporation ("Acquisition Corp") and BMC BANKCORP, INC., a
Kentucky corporation ("BMC").


          W I T N E S S E T H :

          The Boards of Directors of CBT, Acquisition Corp and BMC have approved, and deem it advisable and in their respective shareholders' best interests to consummate, the business combination transaction (the "Merger") provided for herein and in the Plan of Merger executed of even date herewith and incorporated by reference herein as if fully set out herein, in which Acquisition Corp will be merged with and into BMC (the "Plan of Merger" or the "Plan");

          CBT, Acquisition Corp and BMC are willing to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

          For federal income tax purposes, it is intended that the Merger qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended.

          NOW, THEREFORE, in consideration of the premises and of the respective representations, warranties, agreements and undertakings herein contained, the parties hereby agree as follows:


                        ARTICLE 1

                       DEFINITIONS

          "Average Price Per Share" shall mean the average of the bid and asked price per share, as quoted by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), for CBT Common Stock for the 20 trading days which occur immediately prior to the third business day prior to the Closing Date. For purposes of this Agreement, "trading day" shall mean any day on which securities are traded on the New York Stock Exchange. If prior to the date on which the Average Price Per Share is determined CBT shall effect a stock dividend or make distributions upon or subdivide, split up, reclassify or combine its shares of Common Stock, an appropriate adjustment or adjustments will be made in the Average Price Per Share.

          "Banks" shall mean, collectively, Bank of Marshall
County, Graves County Bank and United Commonwealth Bank,
Federal Savings Bank.

          "BHCA" shall mean the Bank Holding Company Act of
1956, as amended.

          "BMC Common Stock" and "BMC Preferred Stock" are defined at Section 4.1B.

          "BMC Financial Statements" shall mean (i) the audited consolidated balance sheets (including related notes) of BMC as of December 31, 1992, 1991 and 1990, the related audited consolidated statements of income, changes in shareholders' equity, and statements of cash flows
(including related notes) for the years ended December 31, 1992, 1991 and 1990, and the unaudited balance sheet as of September 30, 1993 and the consolidated statements of income, changes in shareholders' equity and cash flows
(including related notes) of BMC for the nine months ended
September 30, 1993, and (ii) the consolidated balance sheet and related consolidated statements of income, changes in shareholders' equity and cash flows (including related notes) of BMC with respect to periods ending subsequent to September 30, 1993.

          "BMC Subsidiary" is defined at Section 4.1C.

          "Closing" shall mean the closing of the
transactions contemplated herein and in the Plan of Merger, and "Closing Date" shall mean the date and time specified pursuant to Section 2.4 hereof as the date of the Closing.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Commission" shall mean the Securities and Exchange Commission.

          "CBT Common Stock" shall mean the common stock, no par value, of CBT.

          "CBT Financial Statements" shall mean (i) the audited consolidated balance sheets (including related notes) of CBT as of December 31, 1992, 1991 and 1990 and the related audited consolidated statements of income, changes in shareholders' equity and cash flows (including related notes) for the years ended December 31, 1992, 1991 and 1990, and the unaudited consolidated balance sheet as of September 30, 1993 and the related unaudited consolidated statements of income, changes in shareholders' equity and cash flows (including related notes) of CBT for the nine months ended September 30, 1993, and (ii) the consolidated balance sheets and related consolidated statements of income, changes in shareholders' equity and cash flows (including related notes) of CBT with respect to periods ending subsequent to September 30, 1993.

          "CBT Subsidiary" shall mean each company or other organization of which at least a majority of the securities or other interests is directly or indirectly owned or controlled by CBT.

         "Effective Time" is defined at Section 2.2.

          "Federal Reserve" shall mean the Board of Governors of the Federal Reserve System.

           "KBCA" shall mean the Kentucky Business
Corporation Act.

          "KDFI" shall mean the Kentucky Department of Financial Institutions.

           "OTS"  shall mean the Office of Thrift
Supervision.

          "Previously Disclosed" shall mean disclosed prior to the execution hereof in the letter dated of even date herewith from the party making such disclosure and delivered to the other party contemporaneously with the execution hereof.

          "Proxy Statement/Prospectus" shall mean the proxy statement/prospectus together with any supplements thereto sent to the shareholders of BMC to solicit their votes in connection with this Agreement and the Plan of Merger.

          "Registration Statement" shall mean the
registration statement with respect to the CBT Common Stock to be issued in connection with the Merger as declared effective by the Commission under the Securities Act of 1933, as amended.

          "Securities Laws" shall mean [i] the Securities
Act of 1933, as amended (the "Securities Act"); the
Securities Exchange Act of 1934, as amended (the "Exchange
Act"); the Investment Company Act of 1940, as amended; the Trust Indenture Act of 1939, as amended; and the rules and regulations of the Commission promulgated thereunder, and [ii] all applicable state securities laws.

                        ARTICLE 2

                       The Merger

     2.1 The Merger. Upon the terms and conditions set forth in this Agreement and the Plan of Merger, at the Effective Time (as hereinafter defined), Acquisition Corp shall be merged with and into BMC in accordance with the provisions of and with the effect provided in the KBCA. The terms of the Merger shall be as set forth in this Agreement and in the Plan of Merger.

     2.2 Effective Time of Merger. Upon the terms and conditions set forth in this Agreement and the Plan of Merger, Articles of Merger (the "Articles of Merger") shall be duly prepared and executed by Acquisition Corp and BMC, and thereafter delivered to the Secretary of State of the Commonwealth of Kentucky for filing, as provided in the KBCA, on the Closing Date. The Merger shall become effective upon the filing with the Kentucky Secretary of State, or at such time and date thereafter as is provided in the Articles of Merger (the "Effective Time").

     2.3  Conversion of BMC Capital Stock.

          A. Conversion of BMC Common Stock. Except for Dissenting Shares (as defined below), each share of BMC Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically, by virtue of the Merger and at the Effective Time, be exchanged for and converted, without any further notice to or on the part of the holder thereof, into two (2) shares of CBT Common Stock, subject to
Section 2.3C hereof and the Plan of Merger. At and after the Effective Time, the former holders of shares of BMC Common Stock shall be entitled only to the exchange rights provided for in this Section 2.3 and in the Plan of Merger or to the rights to dissent under Subtitle 13 of the KBCA. Certificates previously representing shares of BMC Common Stock shall be exchanged for CBT Common Stock issued in consideration therefor upon the surrender of such certificates in accordance with the Plan of Merger.

          B. Reclassifications. If prior to the Effective Time the outstanding shares of CBT Common Stock shall have been increased, decreased or changed into or exchanged for a different number or kind of shares or securities by reorganization, recapitalization, reclassification, stock dividend, stock split or other like changes in CBT's capitalization, all without CBT receiving consideration therefor, then an appropriate and proportionate adjustment shall be made in the number and kind of shares of CBT Common Stock or the shares of stock of any successor to CBT, to be thereafter delivered pursuant to this Agreement and the Plan of Merger, and, with respect to any such successor corporation, a holder of shares of BMC Common Stock shall participate in the same manner and to the same extent as a holder of shares of CBT Common Stock.

          C. No Fractional Shares. No certificate or scrip of any kind will be issued by CBT to any shareholder of BMC in respect of any fractional interest in CBT Common Stock arising out of the conversion of BMC Common Stock into CBT Common Stock in the Merger, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of CBT. No holder of BMC Common Stock will have any rights in respect of a fractional interest in CBT Common Stock arising out of the Merger except the right to receive in lieu thereof a cash payment in a dollar amount equal to such fractional interest multiplied by the average of the bid and asked price per share, as quoted by NASDAQ, for CBT Common Stock on the trading day which occurs immediately prior to the Closing Date. For purposes of this Agreement, "trading day" shall mean any day on which securities are traded on the New York Stock Exchange.

          D. Dissenting Shareholders. If any holder of shares of BMC Common Stock shall, in accordance with the provisions of applicable law, seek appraisal and perfect dissenting shareholder rights to be paid the fair value of his or her shares ("Dissenting Shares"), then such holder shall be entitled to receive such value as may be established pursuant to such provisions. BMC shall give CBT prompt notice of any written objections or demands received from any shareholder pursuant to such provisions, and shall give CBT the opportunity to participate in all proceedings with respect to any such objections or demands. BMC will pay its dissenting shareholders the value of their stock out of its own funds. No funds will be supplied for that purchase, directly or indirectly, by CBT, nor will CBT directly or indirectly reimburse BMC for any payments to dissenters.

     2.4 Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by CBT (the "Closing Date"), which shall be no later than the fifth business day following the last to occur of [i] the effective date of the last order, approval, or exemption of any federal or state regulatory agency approving or exempting the Merger if such action is required, and [ii] the expiration of all required waiting periods after the filing of all notices to all federal or state regulatory agencies required for consummation of the Merger, at the offices of Wyatt, Tarrant & Combs, 2800 Citizens Plaza, Louisville, Kentucky, or at such other date and time, and at such other place, as may be mutually agreed upon by CBT and BMC.


                       ARTICLE 3

                       COVENANTS

     3.1  Shareholders' Meeting.  Subject to the
Registration Statement becoming effective, this Agreement and the Plan of Merger shall be submitted for approval to the shareholders of BMC at a meeting to be called and held in accordance with the applicable provisions of law and the Articles of Incorporation and Bylaws of BMC (the "Meeting"). Subject to the Registration Statement becoming effective, BMC shall cause the Meeting to be held as promptly as practicable and shall disseminate to its shareholders all materials required of it under law to be disseminated in connection with the consideration by the shareholders of this Agreement and the Plan. Unless inconsistent with its fiduciary duties, the Board of Directors of BMC shall recommend that its shareholders adopt and approve this Agreement and the Plan of Merger at the Meeting and shall take all action necessary or helpful to secure a vote of its shareholders in favor of the Merger. Immediately after the Meeting, BMC shall notify CBT of the results of the Meeting.

     3.2 Proxy Statement/Prospectus. As promptly as practicable after the date hereof, CBT and BMC shall prepare the Proxy Statement/Prospectus to be mailed to the shareholders of BMC and CBT in connection with the Merger and to be filed by CBT as part of the Registration Statement. CBT and BMC shall cooperate with each other in order to facilitate the preparation, filing and clearance of the Registration Statement and the Proxy Statement/Prospectus under the Securities Laws. Before filing the Registration Statement, Proxy Statement/Prospectus, and any amendment thereto with the Commission, CBT will provide BMC the opportunity to review and comment on the Registration Statement, Proxy Statement/Prospectus, and any amendment thereto. Each of CBT and BMC will promptly advise the other if it determines that any information furnished by it to the other specifically for use in the Registration Statement, including the Proxy Statement/Prospectus included therein, is or becomes false or misleading in any material respect. In no event shall either party hereto be liable for, and each party shall indemnify and hold the other harmless from, any untrue statement of a material fact or omission to state a material fact in the Registration Statement made in reliance upon, and in conformity with, written information concerning the other party furnished by such other party specifically for use in the Registration Statement. CBT will advise BMC, promptly after it receives notice thereof, of the time when the Registration Statement or any post effective amendment thereto has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the CBT Common Stock issuable in connection with the Merger or offering or sale in any jurisdiction, or the initiation or threat of any proceeding for any such purpose, or of any request by the Commission for the amendment or supplement of the Registration Statement or for any additional information. CBT shall take all actions necessary to register or qualify the shares of CBT Common Stock to be issued in the Merger pursuant to all applicable state "blue sky" or securities laws and shall maintain such registrations or qualifications in effect for all purposes hereof.

     3.3  Cooperation.  BMC and CBT shall proceed
expeditiously and cooperate fully in making application for all necessary regulatory approvals, in the procurement of any other consents and approvals, and in the taking of any other action and the satisfaction of all other requirements prescribed by law or otherwise, necessary for consummation of the Merger on the terms provided herein and in the Plan of Merger. Before filing any such application, each party shall provide the other the opportunity to review and comment on such application or other document. CBT shall and BMC shall, and shall cause each BMC Subsidiary to, use all reasonable efforts (i) to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements which may be imposed on such party with respect to the Merger and to consummate the transactions contemplated by this Agreement and the Plan of Merger, and
(ii) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any governmental entity or any other public or private third party which is required to be obtained or made by such party in connection with the Merger and the transactions contemplated by this Agreement and the Plan of Merger. Each of BMC and CBT shall cooperate fully with, and provide true, complete and accurate information to, the other in connection with their requests and applications for consents and governmental clearance, approvals, licenses or permits, if any, which are necessary for the Merger and CBT's ownership and operation of BMC's business following the Merger.

     3.4 Conduct of Business Prior to Closing. Except with the prior written consent of CBT or as expressly contemplated or permitted by this Agreement, or as Previously Disclosed, during the period from the date of this Agreement and continuing until the Effective Time, neither BMC nor any BMC Subsidiary shall:

          A. conduct its business other than in the usual, regular and ordinary course or fail to use its best efforts to preserve its business organization intact or to keep available to CBT the services of its present officers and employees or to preserve the good will of its customers and others having business relations with it;

          B. fail to comply in all material respects with all applicable laws and regulations which relate to the conduct of its business;

         C.   amend its articles of incorporation or
association or bylaws;

          D. issue any shares of authorized capital stock or securities convertible into such shares, or purchase, redeem, retire or otherwise acquire any of its outstanding shares, or sell or give any option or right to purchase, hypothecate, pledge or otherwise encumber or dispose of any such shares or any shares held in treasury, if any, make or effect any other change in the structure or composition of its capital stock or agree to do any of the foregoing;

          E. in the case of BMC only, declare or pay any dividends or otherwise make distributions with respect to its capital stock, except for regular quarterly cash dividends as provided in Section 3.12 of this Agreement;

          F. enter into, adopt, amend or terminate any employee benefit plan, except as required by law, or enter into any employment agreement with any person or, except in a manner consistent with past practices, grant any increase in the compensation (including bonus and benefit plans and all other non-cash compensation) of any of its employees;

          G. solicit or encourage (including by way of furnishing nonpublic information) inquiries, or authorize or permit any of its officers, directors, employees, advisors or representatives to solicit or encourage any takeover proposal, as defined below, or, if not inconsistent with the fiduciary duties of BMC's directors, (i) take any other action to facilitate any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any takeover proposal, or (ii) agree to or endorse any takeover proposal, or (iii) participate in any discussions or negotiations or provide third parties with any nonpublic information, relating to any such inquiry or proposal. As used in this Agreement, "takeover proposal" shall mean any tender or exchange offer, proposal for a merger, consolidation or other business combination involving BMC or any BMC Subsidiary or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, BMC or any BMC Subsidiary other than the transactions contemplated by this Agreement;

          H. borrow or agree to borrow any amount of funds or incur any obligation or liability except in the ordinary course of business consistent with prior practice, or guarantee or agree to guarantee any material obligations of others except for letters of credit and guaranties of signatures in the ordinary course of business;

          I. except in the ordinary course of business, cancel any indebtedness owing to it or any claims that it might have possessed, waive any material rights of substantial value or sell, lease, encumber, otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of any of its assets;

          J.   amend, modify or terminate any material
agreement or contract other than in the ordinary course of business or commit any act or omit to do any act that would cause a breach of any material lease, contract or commitment to which it is a party or by which its property or business is bound or affected, or which would have a material adverse effect on its financial condition, operations or assets; or

          K.   enter into or agree to enter into any
agreement or contract that would have been required to be Previously Disclosed pursuant to this Agreement, other than such contracts and agreements entered into in the ordinary course of business.

     3.5  Pre-Acquisition Investigations.

          A.   CBT will initiate a pre-acquisition
investigation and review of the books, records and facilities of BMC and the BMC Subsidiaries and will complete such pre-acquisition investigation not later than February 28, 1994. CBT shall advise BMC at the conclusion of such pre-acquisition investigation of all matters then known to CBT which CBT shall in good faith determine to be either (i) inconsistent in any material and adverse respect with any of the representations and warranties of BMC contained in this Agreement, or (ii) in the reasonable judgment of the Board of Directors of CBT, to be either (x) of such significance as to materially and adversely affect the financial condition or results of operations of BMC and the BMC Subsidiaries on a consolidated basis, or (y) to deviate materially and adversely from BMC's audited consolidated financial statements for the period ended December 31, 1992. CBT shall have the right to terminate this Agreement as set forth in Section 6.2(ii) of Article 6.

          B.   BMC will initiate a pre-acquisition
investigation and review of the books, records and facilities of CBT and the CBT Subsidiaries and will complete such pre-acquisition investigation not later than February 28, 1994. BMC shall advise CBT at the conclusion of such pre-acquisition investigation of all matters then known to BMC which BMC shall in good faith determine to be either (i) inconsistent in any material and adverse respect with any of the representations and warranties of CBT and Acquisition Corp. contained in this Agreement, or (ii) in the reasonable judgment of the Board of Directors of BMC, to be either (x) of such significance as to materially and adversely affect the financial condition or the results of operations of CBT and the CBT Subsidiaries on a consolidated basis, or (y) to deviate materially and adversely from CBT's audited financial statements for the period ended December 31, 1992. BMC shall have the right to terminate this Agreement as set forth in Section 6.2(iii) of Article 6.

          C.   In addition to CBT's pre-acquisition
investigation of BMC and BMC's pre-acquisition investigation of CBT, CBT and BMC shall each afford to the officers, employees, accountants, counsel and other representatives of the other, access, during normal business hours during the period prior to the Effective Time, to all the properties, books, contracts, commitments and records of CBT and BMC, as appropriate, and, during such period, BMC shall (and shall cause each of the BMC Subsidiaries to), and CBT shall (and shall cause each of the CBT Subsidiaries to), make available to the other (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of the Securities Laws or federal or state banking laws (other than reports or documents that such party is not permitted to disclose under applicable law), and (ii) all other information concerning its business, properties and personnel as the other party may reasonably request.

     3.6  Confidentiality.

          A. CBT shall, and shall cause its directors, officers, attorneys and advisers to, maintain the confidentiality of all information obtained in CBT's pre acquisition or other investigations of BMC and BMC's Subsidiaries (including information obtained prior to the date hereof) which is not otherwise publicly disclosed, other than as a result of a disclosure by BMC or BMC's representatives, unless such information (i) thereafter becomes lawfully obtainable from other sources, or (ii) is required to be disclosed in any application required to be filed hereunder with any governmental agency or authority and confidential treatment of such information is requested, and to return all such information, and not retain any copies, extracts, or other reproductions, in whole or in part, if this Agreement is terminated pursuant to Article 6, said undertakings to survive any termination of this Agreement pursuant to Article 6.

          B. BMC shall, and shall cause its directors, officers, attorneys and advisers to, maintain the confidentiality of all information obtained in BMC's pre acquisition or other investigations of CBT (including information obtained prior to the date hereof) which is not otherwise publicly disclosed, other than as a result of a disclosure by CBT or CBT's representatives unless such information (i) thereafter becomes lawfully obtainable from other sources or (ii) is required to be disclosed in any application required to be filed hereunder with any governmental agency or authority and confidential treatment of such information is requested, and to return all such information, and not retain any copies, extracts, or other reproductions in whole or in part, if this Agreement is terminated pursuant to Article 6, said undertakings to survive any termination of this Agreement pursuant to
Article 6.

     3.7 Press Releases. All parties to this Agreement agree that any press release or other public announcement by either party pertaining to the Merger shall be coordinated with the other parties hereto; provided, however, that nothing contained herein shall prohibit either party from making any disclosure required by law which its counsel deems necessary, provided the other party is given written notice thereof.

     3.8  Updating of Information.

          A. BMC will furnish CBT with all reports and statements filed by it or any BMC Subsidiary with any regulatory authority and the BMC Financial Statements, such reports and statements to be furnished promptly after their filing or the preparation thereof. Each such report and statement shall have been prepared in accordance with and shall comply in all material respects with applicable law and the regulations governing its preparation.

          B. CBT will furnish BMC with all reports and statements filed by it or any CBT Subsidiary with any regulatory authority, such reports and statements to be furnished promptly after their filing or the preparation thereof. Each such report and statement shall have been prepared in accordance with and shall comply in all material respects with applicable law and the regulations governing its preparation.

     3.9 Accounting Treatment. Neither BMC nor CBT shall intentionally take or cause to be taken any action, whether before or after the Effective Time, that would disqualify the Merger as a "pooling of interests" for accounting purposes and neither CBT nor BMC shall intentionally take or cause to be taken any action, whether before or after the Effective Time, that would disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the Code.

     3.10 BMC Affiliates. BMC shall, prior to the Closing Date, cause to be delivered to CBT a list, reviewed by BMC's counsel, identifying all affiliates of BMC (as such term is used in Rules 144 and 145 promulgated by the Commission under the Securities Laws) as of the time of the Meeting and through the Closing Date. BMC shall furnish such information and documents as CBT may reasonably request for the purpose of reviewing such list. BMC shall use its best efforts to cause each person who is identified as an "affiliate" in the list furnished pursuant to this Section and who is to receive any shares of CBT Common Stock pursuant to the Merger to execute a written agreement on or before the Closing Date, in substantially the form attached hereto as Exhibit 3.10 (collectively, the "Affiliate Agreements"), that such person will not dispose of any shares of CBT Common Stock received in the Merger until such time as financial results covering at least 30 days of combined operations of CBT and BMC shall be published and that such person, for a period of two years (or three years if that person becomes an affiliate of CBT) following the Effective Time, (i) will not offer to sell or otherwise dispose of any of the shares of CBT Common Stock received pursuant to the Merger in violation of the Securities Laws,
(ii) will acknowledge the placement of a legend on the certificate(s) representing the "affiliate's" shares of CBT Common Stock referring to the issuance of such shares in a transaction to which said Rule 145 is applicable, and (iii) will acknowledge the giving of stop-transfer instructions to Acquisition Corp's transfer agent with respect to the "affiliate's" certificates evidencing CBT Common Stock received in the Merger, which shall be effective absent evidence of compliance with said Rule 145. CBT shall during the period any "affiliates" hold shares of CBT Common Stock so restricted comply with the requirements of Rule 144(c) under the Securities Act of 1933 to allow such shares of CBT Common Stock held by such "affiliates" to be transferrable by the "affiliates" in compliance with paragraphs (c), (e),
(f) and (g) of Rule 144. At the end of the three-year holding period within Rule 144(k), or at the end of two years as determined in accordance with Rule 144(d) if the BMC "affiliate" is not an affiliate of CBT and CBT meets the requirements of Rule 144(c), CBT shall remove from share certificates the legend referenced above if requested by a BMC affiliate or remove such legend prior thereto if the BMC affiliate shall deliver to CBT an opinion of securities counsel acceptable to CBT that such legend can be removed.

     3.11 Employee Benefits. At, or as soon as administratively feasible after, the Effective Time, employees and officers of BMC and each BMC Subsidiary shall be provided with such employee benefits as CBT from time to time generally provides to employees and officers of a CBT Subsidiary, including, but not limited to, participation in CBT's Profit Sharing 401(k) and Money Purchase Pension Plans, life, medical and hospitalization and disability insurance, and sick pay, vacation, personal leave and severance benefits, on a non-discriminatory and substantially similar basis. For purposes of providing such benefits to employees and officers of BMC or any BMC Subsidiary after the Effective Time, CBT shall credit such employees and officers for years of service at BMC or any BMC Subsidiary prior to the Effective Time for purposes of eligibility and vesting. With respect to the CBT group health insurance plan, [i] coverage shall be provided without limitation for lapse in coverage and [ii] CBT shall use its reasonable best efforts to cause coverage to be provided without limitation for pre-existing conditions. At such time as the employees and officers of BMC and each BMC Subsidiary become participants in the CBT Profit Sharing 401(k) and Money Purchase Pension Plans, the BMC Employees' Profit Sharing Plan will either be terminated or be merged with the CBT Profit Sharing 401(k) Plan. The CEO's and other appropriate senior executive officers of BMC and each BMC Subsidiary, from and after the Effective Time, shall be eligible to participate in the 1993 CBT Incentive Stock Option Plan, incentive compensation plans and other plans maintained by CBT for senior officers on the same basis as the senior officers of other CBT affiliates.

     3.12 Dividends. Beginning with the first calendar quarter of 1994 and for each succeeding calendar quarter thereafter prior to the calendar quarter in which the Effective Time shall occur, BMC may declare and pay quarterly dividends on shares of BMC Common Stock in an amount not to exceed $.20 per share of BMC Common Stock; provided, however, except as hereinbelow provided, BMC shall not declare or pay any dividends or make any distributions in any amount on BMC Common Stock in the quarter in which the Effective Time shall occur and in which the shareholders of BMC Common Stock are entitled to receive regular quarterly dividends on the shares of CBT Common Stock into which the shares of BMC Common Stock have been converted. The holders of BMC Common Stock shall receive either the payment of cash dividends on their shares of BMC Common Stock or the payment of cash dividends as the holders of shares of CBT Common Stock received in the Exchange for the calendar quarter in which the Effective Time shall occur, but will not receive and will not become entitled to receive for the same calendar quarter both the payment of a cash dividend as a holder of BMC Common Stock and the payment of a cash dividend as a holder of CBT Common Stock.

       3.13 Indemnification of Directors and Executive Officers.

          A. Conditioned upon the effectiveness of the Merger, CBT shall indemnify and hold harmless, to the fullest extent permitted by applicable law, each individual who served as a director or executive officer of BMC or any BMC Subsidiary at any time prior to the Effective Time (an "Indemnified Person"), from and against any claim, action, suit, proceeding, demand, judgment, investigation, assessment, cost and expense, including reasonable counsel fees, and amounts paid in settlement, incident to, arising out of, or caused by this Agreement or any of the transactions contemplated herein. CBT shall promptly pay expenses (including reasonable attorneys fees' and expenses) in advance of the final disposition of any such claim, action, suit, proceeding or investigation to an Indemnified Person to the fullest extent permitted by applicable law, and shall use its reasonable best efforts to assist in the vigorous defense of any such matter; provided, CBT shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld); and provided, further, that CBT's obligations as set forth herein shall not apply to any losses, claims, damages, liabilities, costs, expenses, judgments, fines and amounts paid in settlement by any Indemnified Person involving the fraud, bad faith and/or reckless disregard of such Indemnified Person related to any threatened or actual claim, action, suit, proceeding or investigation brought by CBT against any Indemnified Person. Any indemnified Party wishing to claim indemnification under this Section 3.13 shall, upon learning of any such claim, action, suit, proceeding or investigation, notify CBT thereof, provided that the failure to so notify shall not affect the obligations of CBT under this Section 3.13 except to the extent such failure materially prejudices it.

          B. From and after the Effective Time, CBT shall cause all directors and officers of BMC and any BMC Subsidiary to be covered by CBT's directors and officers liability insurance policy on a basis at least equal to the coverage currently provided to the directors and officers of CBT and its banking subsidiaries. CBT covenants and agrees that, to the extent provided below, CBT, BMC or a BMC Subsidiary shall indemnify any person who on the Effective Time was a director or officer of BMC or the BMC Subsidiary against any losses, claims, damages, liabilities, expenses (including attorneys fees and expenses), judgments, fines and amounts paid in settlement in connection with any threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Time) (i) arising out of or based in part upon any act or failure to act (other than acts involving fraud, intentional or willful misconduct or bad faith) of such director or officer, in his or her capacity as an officer or director of BMC or a BMC Subsidiary, before the Effective Time; or (ii) arising out of the fact that such person is or was a director or officer of BMC or the BMC Subsidiary (collectively, the "Liabilities"). For a period of six years with respect to taxes and for a period of three years with respect to other matters, the directors and officers of BMC or a BMC Subsidiary at the Effective Time shall be indemnified with respect to a Liability (a) to the extent such indemnification is permissible under applicable state or federal law in effect as of the date hereof or as amended applicable to a time before the Effective Time and, (b) in each such case, to the extent a court of competent jurisdiction has not determined the director or officer failed to discharge his duties as a director or officer in good faith and in a manner he honestly believed to be in the best interests of BMC or the BMC Subsidiary, as the case may be, and (c) the right to indemnification with respect to any matter asserted or made within the applicable period shall continue until final disposition of the matter. CBT, BMC or the BMC Subsidiary shall pay expenses in advance of the final disposition of any such action or proceeding to each person entitled to indemnification hereunder to the full extent permitted by applicable state or federal law upon receipt of any undertaking required by applicable law. Any person entitled to indemnification hereunder wishing to claim indemnification pursuant hereto shall notify CBT, BMC or the BMC Subsidiary within a reasonable time of learning of any matter to which indemnification applies and shall deliver to CBT, BMC or the BMC Subsidiary the undertaking, if any, required by applicable law. Nothing in this section shall limit CBT's, BMC's or a BMC Subsidiary's authority to indemnify directors or officers of BMC or the BMC Subsidiary under applicable law, and after the Effective Time the directors and officers of BMC or the BMC Subsidiary shall have the same indemnification rights as are provided to the other directors or officers of CBT's banking subsidiaries. CBT covenants and agrees not to assert any claim, action or suit against any directors or officers of BMC or any BMC Subsidiary for acts or failures to act of such director or officer occurring before the Effective Time in such director's or officer's capacity as a director or officer of BMC or a BMC Subsidiary, except that the preceding shall not apply to acts involving fraud, intentional or willful misconduct or bad faith. CBT shall provide persons who are serving as officers or directors of BMC or any BMC Subsidiary as of the Effective Time such "prior acts" insurance against Liabilities comparable in scope and coverage to the directors and officers insurance maintained by BMC and the BMC Subsidiaries on the date hereof, provided such coverage is reasonably available.

    3.14 Joint Business Plan. During the discussions and negotiations between CBT and BMC leading up to this Agreement, CBT and BMC have considered the joint conduct of their businesses and their future business strategies and plans. These discussions included certain commitments by BMC and statements of current intention by CBT (collectively the "Joint Business Plan") set forth below which were important considerations in BMC's decision to enter into this Agreement. Notwithstanding any other provision in this Agreement to the contrary,the provisions of this Section
3.14 shall survive the Effective Time.

     A. Membership of CBT Board. At the Effective Time, CBT shall cause Joe Tom Haltom, Billy B. Morgan and Kerry B. Harvey to become members of the Board of Directors of CBT. Should any of Messrs. Haltom, Morgan and Harvey refuse or be unable to serve, after consultation with BMC's Board of Directors, CBT shall cause another member of BMC's Board of Directors to become, at the Effective Time, a member of CBT's Board of Directors. Mr. Haltom and Mr. Morgan shall be eligible to serve as directors of CBT without regard to any existing or future CBT director age limitations until such time as they become 80 years of age. Neither Mr. Morgan nor Mr. Haltom shall be eligible to be elected as a CBT director at the CBT annual meetings of shareholders following the date upon which they reach 80 years of age. In addition, upon the first vacancy to occur on the CBT Board of Directors following the Effective Time as a result of the death, disability, retirement, refusal to serve, or failure to be nominated of a member of CBT's Board of Directors serving just prior to the Effective Time, CBT, after consultation with the current members of BMC's Board of Directors, shall cause the vacancy to be filled with a current member of the BMC Board of Directors. It is the intention of CBT that CBT's Board of Directors will include four members who now serve on BMC's Board of Directors.

     B. Agreements Regarding Bank Directors. CBT acknowledges BMC's intent prior to the Effective time, after consultation with CBT, to increase the number of members of the Boards of Directors of each of Graves County Bank and United Commonwealth Bank, Federal Savings Bank by one member. CBT intends not to change, replace, delete or add directors to the Boards of Directors of the Banks, except after consultation in good faith with the then serving members of the Board of Directors of the applicable Bank. CBT intends not to impose any age limitation on directors of the Banks.

      C. Post-Effective Time Operation of Banks. CBT intends that the Banks' operations will continue substantially unchanged after the Effective Time. CBT intends no substantial reduction in or replacement of, the Banks' officers or employees. CBT intends that any reduction in employees be accomplished over a reasonable period of time through natural attrition as opposed to termination. CBT does not intend to change the name of any of the Banks. CBT does not intend to sell, merge or divest itself of any of the Banks or a material amount of the assets of any of the Banks. Nothing in this Section 3.14C shall be construed to create any employment rights in any particular person.

     D. Capital Expenditures. CBT acknowledges United Commonwealth Bank, Federal Savings Bank's plans for construction of a new main office in Murray, Kentucky, which shall proceed in accordance with United Commonwealth Bank, Federal Savings Bank's current main office construction plans. CBT and BMC intend that the operation center, which will most likely be constructed on property adjacent to Bank of Marshall County's main office in Benton, Kentucky upon expiration of the current tenant's lease in August 1994, be utilized for the operations of the Banks and have the capacity to be considered for future utilization for the operations of additional CBT affiliates. Prior to the Effective Time, BMC shall consult with CBT regarding the scope and progress of these capital projects. CBT acknowledges its belief that these capital projects currently are in CBT's best long-term interest.

     E. Definition. As used in this Section 3.14, the term "intends" means currently intends as of the date of this Agreement and as of the Effective Time in good faith, subject to the intending parties' fiduciary duties, regulatory considerations, safe and sound banking practices, and sound business principles.

     3.15 Certain Covenants of Corporation.

          A.   Conduct of Business.     Except with the
prior written consent of BMC, during the period from the date of this Agreement and continuing until the Effective
Time, CBT shall cause each CBT Subsidiary to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted.

          B.   NASDAQ Listing.     CBT shall cause the
shares of CBT Common Stock to be issued to the BMC shareholders pursuant to the transactions contemplated by this Agreement to be listed for trading on the National
Association of Securities Dealers Automated Quotation
System.

     3.16 Consummation of Merger. Subject to the terms and conditions set forth in this Agreement, the Merger shall be consummated prior to the consummation of any business combination transaction in which all of the outstanding shares of CBT Common Stock shall be exchanged for cash or for stock or securities of any other person.

          3.17 Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement and the Plan of Merger, each party to this Agreement shall take all such necessary action.


                       ARTICLE 4

             REPRESENTATIONS AND WARRANTIES

     4.1  BMC's Representations and Warranties.  Except as
Previously Disclosed, BMC hereby represents and warrants to CBT and Acquisition Corp as follows:

           A.   Corporate Standing; Authorization.

               [i] BMC is a bank holding company registered under the BHCA and a savings and loan holding company registered under the Home Owners' Loan Act. BMC and each BMC Subsidiary is a Kentucky corporation or banking corporation, duly organized and validly existing under the laws of the Commonwealth of Kentucky, or is a federal savings bank, duly organized, validly existing and in good standing under the laws of the United States of America. BMC and each BMC Subsidiary organized under the laws of the Commonwealth of Kentucky has paid all fees due and owing to the Office of the Kentucky Secretary of State, has delivered to that office its most recent annual report as required by the Act, and has never filed articles of dissolution with the Kentucky Secretary of State or the KDFI. BMC has delivered to CBT true and correct copies of the Articles of Incorporation and Bylaws of BMC and all amendments thereto through the date hereof. BMC and each BMC Subsidiary has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary.

               [ii] The execution and delivery of this
Agreement and the Plan of Merger do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest, charge or other encumbrance on assets (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, shall be deemed hereunder a "Violation") pursuant to, any provision of the articles of incorporation or charter or bylaws of BMC or any BMC Subsidiary, or, subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph [iii] below, result in any Violation of any loan or credit agreement, note, mortgage, indenture, lease, Benefit Plan (as defined in Section 4.1K) or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to BMC or any BMC Subsidiary or their respective properties or assets.

               [iii] Except (a) for consents, approvals, orders, and authorizations from the Federal Reserve, the OTS and the KDFI, and (b) for the filing of Articles of Merger with the Kentucky Secretary of State, no consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by or with respect to BMC or any BMC Subsidiary in connection with the execution and delivery of this Agreement and the Plan of Merger, or the consummation by BMC of the transactions contemplated hereby and thereby.

               [iv] BMC has all requisite corporate power and authority to enter into and, subject to the approval of its shareholders, to consummate the transactions contemplated by this Agreement and the Plan of Merger. The execution and delivery of this Agreement and the Plan of Merger and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of BMC, subject to the approval of this Agreement and the Plan of Merger by the shareholders of BMC. This Agreement and the Plan of Merger have been duly executed and delivered by BMC, and constitute the legal, valid and binding obligations of BMC enforceable against it in accordance with their terms.

          B. Capital Structure of BMC. The authorized capital stock of BMC consists of (i) 1,000,000 shares of preferred stock without par value ("BMC Preferred Stock"), and (ii) 1,000,000 shares of common stock without par value ("BMC Common Stock"). At the date hereof, (i) no shares of BMC Preferred Stock are issued or outstanding and (ii) 597,780 shares of BMC Common Stock are validly issued and outstanding and fully paid and nonassessable and no shares are held by BMC in treasury. BMC is not a party to any subscription, option, warrant, call or commitment of any character relating to shares of BMC's capital stock or any instruments that can be converted into shares of BMC's capital stock. None of the shares of BMC Common Stock have been issued in violation of any preemptive right. There are no outstanding contractual obligations of BMC or any BMC Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of BMC. No bonds, debentures, notes or other indebtedness having the right to vote (or convertible into or exercisable for securities having the right to vote) on any matters on which stockholders of BMC may vote are issued or outstanding.

          C. Subsidiaries. BMC has Previously Disclosed each company or other organization, whether incorporated or unincorporated, of which BMC is a general partner or at least a majority of the securities or other interests is directly or indirectly owned or controlled by BMC (each such company or other organization Previously Disclosed by BMC is referred to in this Agreement as a "BMC Subsidiary"). BMC has delivered to CBT true and correct copies of the articles of incorporation or charter and bylaws of each BMC Subsidiary, as amended through the date hereof, and has Previously Disclosed the authorized, issued and outstanding capital stock of each BMC Subsidiary. No shares of capital stock of any BMC Subsidiary are held in treasury. All of the outstanding shares of capital stock of each BMC Subsidiary are validly issued and outstanding and are fully paid and nonassessable and such shares are wholly owned by BMC directly, free and clear of all liens, claims and encumbrances. There is outstanding no subscription, option, warrant, call or commitment of any character relating to or any instruments that can be converted into shares of the capital stock of any BMC Subsidiary. No bonds, debentures, notes or other indebtedness having the right to vote (or convertible into or exercisable for securities having the right to vote) of any BMC Subsidiary are issued or outstanding.

          D. SEC Documents. BMC has Previously Disclosed to CBT a true and complete copy of each report, schedule, and registration statement filed by BMC with the Commission since January 1, 1989 through the date hereof (as such documents have since the time of their filing been amended, the "BMC SEC Documents"), which are all the documents that BMC was or will be required to file with the Commission since such date. As of their respective dates, the BMC SEC
Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission thereunder applicable to such BMC SEC Documents, and none of the BMC SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of BMC included in the BMC SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the Commission) and fairly present the consolidated financial position of BMC and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. All material agreements, contracts or other documents required to be filed as exhibits to any of the BMC SEC Documents have been or will be so filed. All reports, schedules and statements hereafter filed by BMC with the Commission which BMC shall deliver to CBT pursuant to Section 3.5C hereof will comply in all material respects with the requirements of the Securities Laws, and none of such reports, schedules or statements will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of BMC included in such reports, schedules and statements will comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, will be prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the Commission) and will fairly present the consolidated financial position of BMC and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

          E.   Information Supplied.  None of the
information supplied or to be supplied by BMC for inclusion in (i) the Registration Statement to be filed with the Commission by CBT in connection with the issuance of shares of CBT Common Stock in the Merger will, at the time the Registration Statement is filed with the Commission and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and
(ii) the Proxy Statement/Prospectus will, at the date of mailing to shareholders of BMC and at the time of the meeting of such shareholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

          F. Absence of Undisclosed Liabilities. Except as disclosed or reflected in the BMC Financial Statements or the BMC SEC Documents and for obligations and/or liabilities entered into or incurred in the ordinary course of business since December 31, 1992, and those incurred in connection with the transactions contemplated by this Agreement, neither BMC nor any BMC Subsidiary has any obligations or liabilities (contingent or otherwise) that might reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, results of operations or financial condition of BMC and the BMC Subsidiaries taken as a whole.

          G. Loans and Allowance for Credit Losses. All loans reflected on the books and records of each BMC Subsidiary have been [i] made for good, valuable and adequate consideration in the ordinary course of business and [ii] evidenced by notes or other evidences of indebtedness that are true and genuine. The allowance for credit losses ("Allowance") shown on the consolidated balance sheet of BMC as of September 30, 1993 included in the BMC Financial Statements was, and the Allowance shown on the consolidated balance sheets of BMC as of dates subsequent to the execution of this Agreement included in the BMC Financial Statements will be, in each case as of the dates thereof, adequate to provide for losses relating to or inherent in the loan and lease portfolios of, and other extensions of credit (including letters of credit and commitments to make loans or extend credit) made by, BMC and each BMC Subsidiary.

          H. Legal Proceedings. There are no claims of any kind or any actions, suits, proceedings, arbitrations or investigations pending or, to the best knowledge of BMC, threatened against BMC or any BMC Subsidiary or against any asset, interest or right of any such company that might, individually or in the aggregate, have a material adverse effect on the financial condition, results of operation or business of BMC or any BMC Subsidiary, nor is there any judgment, decree, injunction, rule or order of any governmental entity or arbitrator outstanding against BMC or any BMC Subsidiary having or which, insofar as reasonably can be foreseen, in the future could have any such effect.

          I. Agreements with Regulators. Neither BMC, any BMC Subsidiary, nor any officer or director of BMC or any BMC Subsidiary, is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letters from, any banking regulator, nor has BMC or any BMC Subsidiary been advised by any banking regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission. No investigation by any governmental entity with respect to BMC or any BMC Subsidiary is pending or, to the best knowledge of BMC, threatened and neither BMC nor any BMC Subsidiary has knowledge of any basis for the commencement of any regulatory or enforcement action against BMC or any BMC Subsidiary by any governmental or regulatory authority.

          J.   Compliance with Laws.  BMC and each BMC
Subsidiary holds all permits, licenses, variances, exemptions, orders and approvals of all governmental entities which are material to the operation of the businesses of BMC and each BMC Subsidiary and is in compliance in all material respects with the terms thereof. BMC and each BMC Subsidiary has complied with in all material respects and is not in any default under (and has not been charged with or received notice with respect to nor, to the best of its knowledge, are threatened with or under investigation with respect to, any charge concerning any violation of any provision of) any federal, state or local law, regulation, ordinance, rule or order (whether executive, judicial, legislative or administrative) or any order, writ, injunction or decree of any court, agency or instrumentality, except for possible violations or defaults that, individually or in the aggregate, would not have a material adverse effect on BMC or the BMC Subsidiaries. There are no uncured violations or violations with respect to which refunds or restitution may be required cited in any report concerning BMC or any BMC Subsidiary as a result of examination by any regulatory authority.

          K.   Employee Benefit Plans.

               [i] Since the date of the most recent BMC
Financial Statements, there has not been any adoption or amendment in any material respect by BMC or any BMC Subsidiary of any collective bargaining agreement, or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee or director of BMC or any BMC Subsidiary (collectively, "Benefit Plans"). Except as Previously Disclosed, there exist no employment, consulting, severance, termination or indemnification agreements, arrangements or understandings between BMC or any BMC Subsidiary and any officer, director or key employee of BMC or any BMC Subsidiary.

               [ii] BMC has Previously Disclosed a list and brief description of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Pension Plans"), all "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) and all other Benefit Plans maintained, or contributed to, by BMC or any BMC Subsidiary for the benefit of any officers or employees of BMC or any BMC Subsidiary. BMC has delivered to CBT true, complete and correct copies of (1) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (2) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Benefit Plan, (if any such report was required), (3) the most recent summary plan description for each Benefit Plan for which such summary plan description is required, and (4) each trust agreement and group annuity contract relating to any Benefit Plan. No Benefit Plan provides medical or hospitalization benefits to retirees or other former employees, other than medical benefits required to be provided to qualified beneficiaries under the provisions of Section 4980B(f) of the Code and paid for entirely by the individual electing such coverage under Section 4980B(f) of the Code.

               [iii]  Each Benefit Plan has been
administered in all material respects in accordance with its terms. BMC, each BMC Subsidiary and all the Benefit Plans are in compliance with the applicable provisions of ERISA and the Code. All reports, returns and similar documents with respect to the Benefit Plans required to be filed with any governmental agency or distributed to any Benefit Plan participant have been duly and timely filed or distributed. There are no investigations by any governmental agency, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Benefit Plans), suits or proceedings against or involving any Benefit Plan or asserting any rights or claims to benefits under any Benefit Plan that could give rise to any liability, and, to the best knowledge of BMC, there are not any facts that could give rise to any liability in the event of any such investigation, claim, suit or proceeding.

               [iv] All Pension Plans have been the subject of determination letters from the Internal Revenue Service to the effect that such Pension Plans are qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code. No such determination letter has been revoked nor, to the best knowledge of BMC, has revocation been threatened, nor has any such Pension
Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or materially increase its costs.

               [v]  No Pension Plan that BMC, any BMC
Subsidiary or any other company under common control with BMC (within the meaning of Section 4001(a)(14) of ERISA) maintains, or to which BMC, any BMC Subsidiary or any other company under common control with BMC (within the meaning of Section 4001(a)(14) of ERISA) is obligated to contribute, other than any Pension Plan that is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA) (collectively, the "Multiemployer Pension Plans"), had, as of the respective last annual valuation date for each such Pension Plan, an "unfunded benefit liability" (as such term is defined in Section 4001(a)(18) of ERISA). BMC is not aware of any facts or circumstances that would change the funded status of any such Pension Plan. None of the Pension Plans has an "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA or Section 412 of the
Code), whether or not waived. All contributions to, and payments from, the Benefit Plans required to be made in accordance with the Benefit Plans and, when applicable,
Section 302 of ERISA or Section 412 of the Code, have been timely made, and there has been no application for or waiver of the minimum funding standards imposed by Section 412 of the Code with respect to any Pension Plan. All such contributions to, and payments from, the Benefit Plans (except those payments to be made from a trust qualified under Section 401(a) of the Code), for any period ending before the Effective Time that are not yet, but will be, required to be made, will be properly accrued and reflected in the proper books and records of BMC at the Effective Time. None of BMC, any BMC Subsidiary or any officer of BMC or any BMC Subsidiary or any of the Benefit Plans of BMC and any BMC Subsidiary which are subject to ERISA, including the Pension Plans, or any trusts created thereunder, any administrator or, to the best knowledge of BMC, any trustee thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility under Part 4, Subtitle B, Title I of ERISA that could subject BMC, any BMC Subsidiary or any officer of BMC or any BMC Subsidiary to the tax or penalty on prohibited transactions imposed by such Section 4975 or to any liability under Section 502(i) or (1) of ERISA. Neither any of such plans nor any of such trusts have been terminated, nor has there been any "reportable event" (as that term is defined in Section 4043 of ERISA) with respect thereto during the last five years. Neither BMC, any BMC Subsidiary, any administrator, nor, to the best knowledge of BMC, any trustee or other fiduciary, of any Benefit Plan nor any agent of any of the foregoing has engaged in any transaction or acted or failed to act in a manner that could subject BMC or any BMC Subsidiary to any material liability for breach of fiduciary duty under ERISA or any other applicable law. Neither BMC nor any BMC Subsidiary (or any other employer that since September 2, 1974 has ever been treated as a "single employer" under Section 414(b)(c) or
(m) of the Code with BMC or any BMC Subsidiary) has ever been required to contribute to any Multiemployer Pension Plans.

               [vi] With respect to any Pension Plan subject to Title IV of ERISA (including for purposes of clause (1) below, any Pension Plan maintained or contributed to by BMC or any other company under common control with BMC within the meaning of Section 414 of the Code and, for purposes of clause (2) below, any Pension Plan maintained or contributed to by BMC or any other company under common control with BMC within the meaning of Section 4001(a)(14) of ERISA): BMC has not incurred any material liability on or prior to the date hereof (1) to such Pension Plan or (2) to the Pension Benefit Guaranty Corporation other than for the payment of premiums, all of which have been paid when due. BMC has furnished to CBT the most recent actuarial report or valuation with respect to each Pension Plan that is a "defined benefit pension plan" (as defined in Section 3(35) of ERISA). The information supplied to the actuary by BMC for use in preparing those reports or valuations was complete and accurate and BMC has no reason to believe that the conclusions expressed in those reports or valuations are incorrect.

               [vii] With respect to any Benefit Plan that is an employee welfare benefit plan: (1) no such Benefit Plan is unfunded or funded through a welfare benefits fund, as such term is defined in Section 419(e) of the Code, (2) each such Benefit Plan that is a group health plan, as such term is defined in Section 5000(b)(1) of the Code, complies with the applicable requirements of Section 4980B(f) of the Code and (3) each such Benefit Plan (including any such Plan covering retirees or other former employees) may be prospectively amended or terminated without material liability to BMC or any BMC Subsidiary on or at any time after the Effective Time.

               [viii]    Each employee bonus or profit
sharing plan providing benefits to any current or former officer, director or employee of BMC or any BMC Subsidiary is terminable by BMC or such BMC Subsidiary without notice at any time.

          L.   Labor Matters.

               [i] BMC and each BMC Subsidiary is in
compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours and occupational safety and health;

               [ii] There is no unfair labor practice charge or complaint or any other matter against or involving BMC or any BMC Subsidiary pending or, to the knowledge of BMC, threatened before the National Labor Relations Board or any court of law;
               [iii] Neither BMC nor any BMC Subsidiary is a party to or bound by any collective bargaining agreement or any similar labor union arrangement;

               [iv] There are no charges, investigations, administrative proceedings or formal complaints of discrimination (including discrimination based upon sex, age, marital status, race, color, religion, national origin, sexual preference, disability, handicap or veteran status) pending or, to the knowledge of BMC threatened, before the Equal Employment Opportunity Commission or any federal, state or local agency or court against BMC or any BMC Subsidiary;

               [v] There have been no governmental audits of the equal employment opportunity practices of BMC or any BMC
Subsidiary and, to the knowledge of BMC, no basis for any such claim exists; and

               [vi] BMC and each BMC Subsidiary is in
compliance in all material respects with the requirements of the Americans With Disabilities Act.

          M. Brokers. Except as Previously Disclosed, neither BMC, any BMC Subsidiary, nor any of their respective officers, directors or employees, has employed any broker, finder or financial advisor or incurred any liability for fees or commissions payable to any broker, finder or financial advisor in connection with the negotiations relating to or the transactions contemplated by this Agreement.

          N. Assets. BMC and each BMC Subsidiary has good and marketable title to all of the properties and assets, real and personal, tangible and intangible, reflected on the BMC Financial Statements or acquired after the dates thereof, free and clear of all liens, charges, security interests, encumbrances and claims, except for [i] liens for current taxes not yet due and payable, [ii] pledges to secure deposits and other liens incurred in the ordinary course of its business, and [iii] such imperfections or irregularities of title, easements, claims, liens, charges, security interests and encumbrances, if any, as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties. All leases by which either of BMC or any BMC Subsidiary leases real or personal property as lessee (other than leases that are the equivalent of extensions of credit) are valid without default in any material respect thereunder by the lessee or, to the best knowledge of BMC, the lessor, and are in full force and effect in accordance with their respective terms.

          O.   Material Contracts.  Neither BMC nor any BMC
Subsidiary is a party to any:

               [i] agreement, arrangement or commitment not made in the ordinary course of business consistent with past practices;

               [ii] employment agreement or any bonus,
incentive, deferred compensation, severance pay, profit sharing, retirement, stock purchase, stock option agreement or arrangement or employee benefit plan for or in respect of any employee or former employee;

              [iii] material agreement, indenture or other instrument as the borrower of money, or the guarantor of any obligation for the borrowing of money or any agreement that involves a potential material liability to BMC or any BMC Subsidiary (other than in the ordinary course of its business);

               [iv] any agreement, contract or commitment containing any covenant materially limiting the freedom of BMC or any BMC Subsidiary to engage in any line of business in any geographic area or to compete with any person; or

               [v] agreement for loans or the provision, purchase or sale of goods, services or property, or other contract or commitment with any director or officer.

          P.   Good Standing of Contracts. No event or
condition has occurred or exists, or, to the best knowledge of BMC, is alleged by any of the other parties thereto to have occurred or existed, which constitutes, or with lapse of time or giving of notice or both might constitute, a default or breach under any of the leases, contracts or agreements to which BMC or any BMC Subsidiary is a party, which default is reasonably likely to result in a material adverse change in the financial condition, results of operation or business of BMC or any BMC Subsidiary.

          Q. Insurance. BMC has Previously Disclosed all policies of fire, theft, liability and other insurance and bonds maintained with respect to the assets or businesses of BMC and each BMC Subsidiary. All such policies and bonds are valid and enforceable and in full force and effect and neither BMC nor any BMC Subsidiary has received any notice of premium increases or cancellations with respect to any of such policies and bonds. To the best knowledge of BMC, neither BMC nor any BMC Subsidiary is liable for any material retroactive premium adjustments with respect to any of its insurance policies or bonds.

          R. Tax Matters. Each member of the consolidated group of which BMC is a member or has ever been a member (the "Group") has timely filed or caused to be filed all federal, state, foreign and local income, franchise, gross receipts, payroll, sales, use, withholding, occupancy, excise, real and personal property, employment and other tax returns, tax information returns and reports required to be filed, and has paid, or made adequate provisions for the payment of, all taxes, duties or assessments of any nature whatsoever, interest payments, penalties and additions (whether or not reflected in its returns as filed) due and payable (and/or properly accruable for all periods ending on or before the date of this Agreement) to any city, county, state, foreign country, the United States or any other taxing authority. The most recent BMC Financial Statements reflect an adequate reserve for all taxes payable by BMC and each BMC Subsidiary accrued through the date of such Financial Statements. No material deficiencies for any taxes have been proposed, asserted or assessed against BMC or any BMC Subsidiary that are not adequately reserved for. Except with respect to claims for refund, the federal income tax returns of BMC and each BMC Subsidiary consolidated in such returns have been examined by and settled with the United States Internal Revenue Service (the "IRS"), or the statute of limitations with respect to such years has expired (and no waiver extending the statute of limitations has been requested or granted) for all years through 1989. The consolidated federal income tax returns of the Group have not been audited during the last five (5) fiscal years of BMC. No audit, examination or investigation is presently being conducted or, to the best knowledge of BMC, threatened by any taxing authority; no unpaid tax deficiencies or additional liabilities of any sort have been proposed by any governmental representative; and no agreements for the extension of time for the assessment of any amounts of tax have been entered into by or on behalf of any member of the Group.

          S. Fiduciary Activities. The fiduciary and custodial activities of each BMC Subsidiary have been and are being conducted in all material respects in accordance with all applicable law.

          T. Environmental Matters. To the best knowledge of BMC, except for matters that individually or in the aggregate would not have a material adverse effect on the business, assets, results of operations or financial condition of BMC and the BMC Subsidiaries taken as a whole:

          [i] BMC and each BMC Subsidiary is in substantial compliance with all applicable federal, state and local laws, rules, regulations, ordinances and requirements relating to the environment ("Environmental Laws");

          [ii] No "Hazardous Wastes" (as hereinafter defined) have ever been generated, transported, treated, stored, released or disposed of on any real property owned or leased by BMC or BMC Subsidiary;

          [iii] Neither BMC nor any BMC Subsidiary has transported or disposed or caused or permitted any person to transport or dispose of any Hazardous Wastes other than in substantial compliance with all Environmental Laws;

          [iv] Neither BMC nor any BMC Subsidiary has ever violated any of the Environmental Laws;

          [v] No asbestos, PCBs or other Hazardous Wastes or any petroleum product or constituents thereof is present on, in or under any of the property owned by BMC or any BMC Subsidiary, whether owned or leased or held as OREO (as such term is customarily used) or in which BMC or any BMC Subsidiary has any legal or equitable interest;

          [vi] There are no loans or other credits included in the loan portfolio of any BMC Subsidiary with respect to which BMC or any BMC Subsidiary is or could incur or become responsible for liability under the Environmental Laws; and

          [vii] No Hazardous Wastes have ever been utilized on any of the property now held or previously held by BMC or any BMC Subsidiary as collateral or otherwise securing any loan made by BMC or any BMC Subsidiary.

     Hazardous Wastes" for purposes of this Agreement shall include, without limitation: [i] hazardous substances or hazardous wastes, as those terms are defined by the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., and any other applicable federal, state or local law, rule, regulation, ordinance or requirement, all as amended or hereafter amended; [ii] petroleum, including without limitation crude oil or any fraction thereof which is liquid at standard conditions of temperature and pressure (60 degrees Fahrenheit and 14.7 pounds per square inch absolute); [iii] any radioactive material, including without limitation any source, special nuclear, or byproduct material as defined in 42 U.S.C. Section 2011 et seq.; and [iv] asbestos or any asbestiform minerals in any form or condition.

          U. Insider Loans. All loans, loan commitments and any other extensions of credit and commitments to extend credit that are currently outstanding by BMC or any BMC Subsidiary to directors, officers, or principal shareholders of BMC or any BMC Subsidiary or any of their related interests (as defined in 12 CFR 215), were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and substantially comply with all applicable provisions of federal and state law. Such loans, extensions and commitments do not involve more than a normal risk of collectability.

          V.   Adjustable Rate Mortgages.  Each BMC
Subsidiary has properly calculated, in substantial compliance with the contractual terms thereof and all applicable law, all adjustments required in its portfolio of adjustable rate mortgage notes.

          W.   Regulatory Matters.  Neither BMC nor any BMC
Subsidiary has, through the date hereof, taken or agreed to take any action or has knowledge of any fact or circumstance that would materially impede or delay receipt of any approval referred to in Section 5.2E hereof.

          X. Absence of Certain Changes or Events. Except as disclosed in the BMC SEC Documents, since December 31, 1992, BMC and the BMC Subsidiaries have not incurred any material liability, except in the ordinary course of their business consistent with their past practices, nor has BMC or any BMC Subsidiary suffered any change in the business, assets, financial condition or results of operations of BMC or any of the BMC Subsidiaries that has had, or is reasonably likely to have, a material adverse effect on BMC and BMC's Subsidiaries taken as a whole.

          Y.   Full Disclosure.  No representation or
warranty of BMC contained in this Agreement and no statement contained in this Agreement or in any certificate or other instrument furnished to CBT hereunder contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements contained herein or therein not misleading.


    4.2  CBT's and Acquisition Corp's Representations and
Warranties.  Except as Previously Disclosed, CBT and
Acquisition Corp hereby represent and warrant to BMC that:

          A.   Corporate Standing; Authorization.

               [i] CBT is a bank holding company registered under the BHCA. CBT and each CBT Subsidiary is a Kentucky corporation or banking corporation, duly organized and validly existing under the laws of the Commonwealth of Kentucky. CBT and each CBT Subsidiary has paid all fees due and owing to the Office of the Kentucky Secretary of State, has delivered to that office its most recent annual report as required by the Act, and has never filed articles of dissolution with the Kentucky Secretary of State or the KDFI. CBT has delivered to BMC true and correct copies of the Articles of Incorporation and Bylaws of CBT and all amendments thereto through the date hereof. CBT and each CBT Subsidiary has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary.

               [ii] The execution and delivery of this
Agreement and the Plan of Merger by CBT and Acquisition Corp do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest, charge or other encumbrance on assets (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, shall be deemed hereunder a "Violation") pursuant to, any provision of the articles of incorporation or bylaws of CBT or any CBT Subsidiary, or, subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declaration and filings referred to in paragraph [iii] below, result in any Violation of any loan or credit agreement, note, mortgage, indenture, lease, Benefit Plan (as defined in Section 4.2K) or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to CBT or any CBT Subsidiary or their respective properties or assets.

               [iii] Except (a) for consents, approvals, orders, and authorizations from the Federal Reserve, the OTS and the KDFI, and (b) for the filing of Articles of Merger with the Kentucky Secretary of State, no consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by or with respect to CBT or any CBT Subsidiary in connection with the execution and delivery of this Agreement and the Plan of Merger, or the consummation by CBT or Acquisition Corp of the transactions contemplated hereby and thereby.

               [iv] Each of CBT and Acquisition Corp has all requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and the Plan of Merger. The execution and delivery of this Agreement and the Plan of Merger and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of CBT and Acquisition Corp. This Agreement and the Plan of Merger have been duly executed and delivered by CBT and Acquisition Corp, and constitute the legal, valid and binding obligations of CBT and Acquisition Corp enforceable against each of them in accordance with their terms.

          B. Capital Structure of CBT. The authorized capital stock of CBT consists of 6,000,000 shares of common stock without par value ("CBT Common Stock"). At the date hereof, 2,767,519 shares of CBT Common Stock are validly issued and outstanding and fully paid and nonassessable and no shares are held by CBT in treasury. CBT is not a party to any subscription, option, warrant, call or commitment of any character relating to shares of CBT's capital stock or any instruments that can be converted into shares of CBT's capital stock. None of the shares of CBT Common Stock have been issued in violation of any preemptive right. There are no outstanding contractual obligations of CBT or any CBT Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of CBT. No bonds, debentures, notes or other indebtedness having the right to vote (or convertible into or exercisable for securities having the right to vote) on any matters on which stockholders of CBT may vote are issued or outstanding.

          C. Subsidiaries. CBT has Previously Disclosed each company or other organization, whether incorporated or unincorporated, of which CBT is a general partner or at least a majority of the securities or other interests is directly or indirectly owned or controlled by CBT (each such company or other organization Previously Disclosed by CBT is referred to in this Agreement as a "CBT Subsidiary"). No shares of capital stock of any CBT Subsidiary are held in treasury. All of the outstanding shares of capital stock of each CBT Subsidiary are validly issued and outstanding and are fully paid and nonassessable and such shares are wholly owned by CBT directly, free and clear of all liens, claims and encumbrances. There is outstanding no subscription, option, warrant, call or commitment of any character relating to or any instruments that can be converted into shares of the capital stock of any CBT Subsidiary. No bonds, debentures, notes or other indebtedness having the right to vote (or convertible into or exercisable for securities having the right to vote) of any CBT Subsidiary are issued or outstanding.

          D. SEC Documents. CBT has delivered to BMC a true and complete copy of each report, schedule, and registration statement filed by CBT with the Commission since January 1, 1991 through the date hereof (as such documents have since the time of their filing been amended, the "CBT SEC Documents"), which are all the documents that CBT was or will be required to file with the Commission since such date. As of their respective dates, the CBT SEC
Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission thereunder applicable to such CBT SEC Documents, and none of the CBT SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of CBT included in the CBT SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the Commission) and fairly present the consolidated financial position of CBT and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. All material agreements, contracts or other documents required to be filed as exhibits to any of the CBT SEC Documents have been or will be so filed. All reports, schedules and statements hereafter filed by CBT with the Commission which CBT shall deliver to CBT pursuant to Section 3.5 hereof will comply in all material respects with the requirements of the Securities Laws, and none of such reports, schedules or statements will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of CBT included in such reports, schedules and statements will comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, will be prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the Commission) and will fairly present the consolidated financial position of CBT and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

          E.   Information Supplied.  None of the
information supplied or to be supplied by CBT for inclusion in (i) the Registration Statement to be filed with the Commission by CBT in connection with the issuance of shares of CBT Common Stock in the Merger will, at the time the Registration Statement is filed with the Commission and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and
(ii) the Proxy Statement/Prospectus will, at the date of mailing to shareholders of BMC and at the time of the meeting of such shareholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

          F. Absence of Undisclosed Liabilities. Except as disclosed or reflected in the CBT Financial Statements or the CBT SEC Documents and for obligations and/or liabilities entered into or incurred in the ordinary course of business since December 31, 1992, and those incurred in connection with the transactions contemplated hereby, neither CBT nor any CBT Subsidiary has any obligations or liabilities (contingent or otherwise) that might reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, results of operations or financial condition of CBT and the CBT Subsidiaries taken as a whole.

          G. Loans and Allowance for Credit Losses. All loans reflected on the books and records of each CBT Subsidiary have been [i] made for good, valuable and adequate consideration in the ordinary course of business and [ii] evidenced by notes or other evidences of indebtedness that are true and genuine. The allowance for credit losses ("Allowance") shown on the consolidated balance sheet of CBT as of September 30, 1993 included in the CBT Financial Statements was, and the Allowance shown on the consolidated balance sheets of CBT as of dates subsequent to the execution of this Agreement included in the CBT Financial Statements will be, in each case as of the dates thereof, adequate to provide for losses relating to or inherent in the loan and lease portfolios of, and other extensions of credit (including letters of credit and commitments to make loans or extend credit) made by, CBT and each CBT Subsidiary.

          H. Legal Proceedings. There are no claims of any kind or any actions, suits, proceedings, arbitrations or investigations pending or, to the best knowledge of CBT, threatened against CBT or any CBT Subsidiary or against any asset, interest or right of any such company that might, individually or in the aggregate, have a material adverse effect on the financial condition, results of operation or business of CBT or any CBT Subsidiary, nor is there any judgment, decree, injunction, rule or order of any governmental entity or arbitrator outstanding against CBT or any CBT Subsidiary having or which, insofar as reasonably can be foreseen, in the future could have any such effect.

          I. Agreements with Regulators. Neither CBT, any CBT Subsidiary, nor any officer or director of CBT or any CBT Subsidiary, is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letters from, any banking regulator, nor has CBT or any CBT Subsidiary been advised by any banking regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission. No investigation by any governmental entity with respect to CBT or any CBT Subsidiary is pending or, to the best knowledge of CBT, threatened and neither CBT nor any CBT Subsidiary has knowledge of any basis for the commencement of any regulatory or enforcement action against CBT or any CBT Subsidiary by any governmental or regulatory authority.

          J.   Compliance with Laws.  CBT and each CBT
Subsidiary holds all permits, licenses, variances, exemptions, orders and approvals of all governmental entities which are material to the operation of the businesses of CBT and each CBT Subsidiary and is in compliance in all material respects with the terms thereof. CBT and each CBT Subsidiary has complied with in all material respects and is not in any default under (and has not been charged with or received notice with respect to nor, to the best knowledge of CBT and Acquisition Corp, are threatened with or under investigation with respect to, any charge concerning any violation of any provision of) any federal, state or local law, regulation, ordinance, rule or order (whether executive, judicial, legislative or administrative) or any order, writ, injunction or decree of any court, agency or instrumentality, except for possible violations or defaults that, individually or in the aggregate, would not have a material adverse effect on CBT or the CBT Subsidiaries. There are no uncured violations or violations with respect to which refunds or restitution may be required cited in any report concerning CBT or any CBT Subsidiary as a result of examination by any regulatory authority.

          K.   Employee Benefit Plans.

               [i] Since the date of the most recent CBT
Financial Statements, there has not been any adoption or amendment in any material respect by CBT or any CBT Subsidiary of any collective bargaining agreement, or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee or director of CBT or any CBT Subsidiary (collectively, "Benefit Plans"). Except as Previously Disclosed, there exist no employment, consulting, severance, termination or indemnification agreements, arrangements or understandings between CBT or any CBT Subsidiary and any officer, director or key employee of CBT or any CBT Subsidiary.

               [ii] Each Benefit Plan has been administered in all material respects in accordance with its terms. CBT, each CBT Subsidiary and all the Benefit Plans are in compliance in all material respects with the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code. All reports, returns and similar documents with respect to the Benefit Plans required to be filed with any governmental agency or distributed to any Benefit Plan participant have been duly and timely filed or distributed. There are no investigations by any governmental agency, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Benefit Plans), suits or proceedings against or involving any Benefit Plan or asserting any rights or claims to benefits under any Benefit Plan that could give rise to any liability, and, to the best knowledge of CBT, there are not any facts that could give rise to any liability in the event of any such investigation, claim, suit or proceeding.

               [iii]     All "employee pension benefit
plans" (as defined in Section 3(2) of ERISA (sometimes referred to herein as "Pension Plans") have been the subject of determination letters from the Internal Revenue Service to the effect that such Pension Plans are qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code. No such determination letter has been revoked nor, to the best knowledge of CBT, has revocation been threatened, nor has any such Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or materially increase its costs.

               [iv] No Pension Plan that CBT, any CBT
Subsidiary or any other company under common control with CBT (within the meaning of Section 4001(a)(14) of ERISA) maintains, or to which CBT, any CBT Subsidiary or any other company under common control with CBT (within the meaning of Section 4001(a)(14) of ERISA) is obligated to contribute, other than any Pension Plan that is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA) (collectively, the "Multiemployer Pension Plans"), had, as of the respective last annual valuation date for each such Pension Plan, an "unfunded benefit liability" (as such term is defined in Section 4001(a)(18) of ERISA). CBT is not aware of any facts or circumstances that would change the funded status of any such Pension Plan. None of the Pension Plans has an "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA or Section 412 of the
Code), whether or not waived. All contributions to, and payments from, the Benefit Plans required to be made in accordance with the Benefit Plans and, when applicable,
Section 302 of ERISA or Section 412 of the Code, have been timely made, and there has been no application for or waiver of the minimum funding standards imposed by Section 412 of the Code with respect to any Pension Plan. All such contributions to, and payments from, the Benefit Plans (except those payments to be made from a trust qualified under Section 401(a) of the Code), for any period ending before the Effective Time that are not yet, but will be, required to be made, will be properly accrued and reflected in the proper books and records of CBT at the Effective Time. None of CBT, any CBT Subsidiary or any officer of CBT or any CBT Subsidiary or any of the Benefit Plans of CBT and any CBT Subsidiary which are subject to ERISA, including the Pension Plans, or any trusts created thereunder, any administrator or, to the best knowledge of CBT, any trustee thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility under Part 4, Subtitle B, Title I of ERISA that could subject CBT, any CBT Subsidiary or any officer of CBT or any CBT Subsidiary to the tax or penalty on prohibited transactions imposed by such Section 4975 or to any liability under Section 502(i) or (1) of ERISA. Neither any of such plans nor any of such trusts have been terminated, nor has there been any "reportable event" (as that term is defined in Section 4043 of ERISA) with respect thereto during the last five years. Neither CBT, any CBT Subsidiary, any administrator, nor, to the best knowledge of CBT, any trustee or other fiduciary, of any Benefit Plan nor any agent of any of the foregoing has engaged in any transaction or acted or failed to act in a manner that could subject CBT or any CBT Subsidiary to any material liability for breach of fiduciary duty under ERISA or any other applicable law. Neither CBT nor any CBT Subsidiary (or any other employer that since September 2, 1974 has ever been treated as a "single employer" under Section 414(b)(c) or
(m) of the Code with CBT or any CBT Subsidiary) has ever been required to contribute to any Multiemployer Pension Plans.

               [v] With respect to any Pension Plan subject to Title IV of ERISA (including for purposes of clause (1) below, any Pension Plan maintained or contributed to by CBT or any other company under common control with CBT within the meaning of Section 414 of the Code and, for purposes of clause (2) below, any Pension Plan maintained or contributed to by CBT or any other company under common control with CBT within the meaning of Section 4001(a)(14) of ERISA): CBT has not incurred any material liability on or prior to the date hereof (1) to such Pension Plan or (2) to the Pension Benefit Guaranty Corporation other than for the payment of premiums, all of which have been paid when due. CBT has furnished to CBT the most recent actuarial report or valuation with respect to each Pension Plan that is a "defined benefit pension plan" (as defined in Section 3(35) of ERISA). The information supplied to the actuary by CBT for use in preparing those reports or valuations was complete and accurate and CBT has no reason to believe that the conclusions expressed in those reports or valuations are incorrect.

               [vi] With respect to any Benefit Plan that is an employee welfare benefit plan: (1) no such Benefit Plan is unfunded or funded through a welfare benefits fund, as such term is defined in Section 419(e) of the Code, (2) each such Benefit Plan that is a group health plan, as such term is defined in Section 5000(b)(1) of the Code, complies with the applicable requirements of Section 4980B(f) of the Code and (3) each such Benefit Plan (including any such Plan covering retirees or other former employees) may be prospectively amended or terminated without material liability to CBT or any CBT Subsidiary on or at any time after the Effective Time.

               [vii]     Each employee bonus or profit
sharing plan providing benefits to any current or former officer, director or employee of CBT or any CBT Subsidiary is terminable by CBT or such CBT Subsidiary without notice at any time.

          L.   Labor Matters.

               [i] CBT and each CBT Subsidiary is in
compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours and occupational safety and health;

               [ii] There is no unfair labor practice charge or complaint or any other matter against or involving CBT or any CBT Subsidiary pending or, to the knowledge of CBT, threatened before the National Labor Relations Board or any court of law;
               [iii] Neither CBT nor any CBT Subsidiary is a party to or bound by any collective bargaining agreement or any similar labor union arrangement;

               [iv] There are no charges, investigations, administrative proceedings or formal complaints of discrimination (including discrimination based upon sex, age, marital status, race, color, religion, national origin, sexual preference, disability, handicap or veteran status) pending or, to the knowledge of CBT threatened, before the Equal Employment Opportunity Commission or any federal, state or local agency or court against CBT or any CBT Subsidiary;

               [v] There have been no governmental audits of the equal employment opportunity practices of CBT or any CBT
Subsidiary and, to the knowledge of CBT, no basis for any such claim exists; and

               [vi] CBT and each CBT Subsidiary is in
compliance in all material respects with the requirements of the Americans With Disabilities Act.

          M. Brokers. Except as Previously Disclosed, neither CBT, any CBT Subsidiary, nor any of their respective officers, directors or employees, has employed any broker, finder or financial advisor or incurred any liability for fees or commissions payable to any broker, finder or financial advisor in connection with the negotiations relating to or the transactions contemplated by this Agreement.

          N. Assets. CBT and each CBT Subsidiary has good and marketable title to all of the properties and assets, real and personal, tangible and intangible, reflected on the CBT Financial Statements or acquired after the dates thereof, free and clear of all liens, charges, security interests, encumbrances and claims, except for [i] liens for current taxes not yet due and payable, [ii] pledges to secure deposits and other liens incurred in the ordinary course of its business, and [iii] such imperfections or irregularities of title, easements, claims, liens, charges, security interests and encumbrances, if any, as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties. All leases by which either of CBT or any CBT Subsidiary leases real or personal property as lessee (other than leases that are the equivalent of extensions of credit) are valid without default in any material respect thereunder by the lessee or, to the best knowledge of CBT, the lessor, and are in full force and effect in accordance with their respective terms.

          O.   Material Contracts.  Neither CBT nor any CBT
Subsidiary is a party to any:

               [i] agreement, arrangement or commitment not made in the ordinary course of business consistent with past practices;

               [ii] employment agreement or any bonus,
incentive, deferred compensation, severance pay, profit sharing, retirement, stock purchase, stock option agreement or arrangement or employee benefit plan for or in respect of any employee or former employee;

              [iii] material agreement, indenture or other instrument as the borrower of money, or the guarantor of any obligation for the borrowing of money or any agreement that involves a potential material liability to CBT or any CBT Subsidiary (other than in the ordinary course of its business);

               [iv] any agreement, contract or commitment containing any covenant materially limiting the freedom of CBT or any CBT Subsidiary to engage in any line of business in any geographic area or to compete with any person; or

               [v] agreement for loans or the provision, purchase or sale of goods, services or property, or other contract or commitment with any director or officer.

          P.   Good Standing of Contracts. No event or
condition has occurred or exists, or, to the best knowledge of CBT and Acquisition Corp, is alleged by any of the other parties thereto to have occurred or existed, which constitutes, or with lapse of time or giving of notice or both might constitute, a default or breach under any of the leases, contracts or agreements to which CBT or any CBT Subsidiary is a party, which default is reasonably likely to result in a material adverse change in the financial condition, results of operation or business of CBT or any CBT Subsidiary.

          Q. Tax Matters. Each member of the consolidated group of which CBT is a member or has ever been a member (the "Group") has timely filed or caused to be filed all federal, state, foreign and local income, franchise, gross receipts, payroll, sales, use, withholding, occupancy, excise, real and personal property, employment and other tax returns, tax information returns and reports required to be filed, and has paid, or made adequate provisions for the payment of, all taxes, duties or assessments of any nature whatsoever, interest payments, penalties and additions (whether or not reflected in its returns as filed) due and payable (and/or properly accruable for all periods ending on or before the date of this Agreement) to any city, county, state, foreign country, the United States or any other taxing authority. The most recent CBT Financial Statements reflect an adequate reserve for all taxes payable by CBT and each CBT Subsidiary accrued through the date of such Financial Statements. No material deficiencies for any taxes have been proposed, asserted or assessed against CBT or any CBT Subsidiary that are not adequately reserved for. Except with respect to claims for refund, the federal income tax returns of CBT and each CBT Subsidiary consolidated in such returns have been examined by and settled with the United States Internal Revenue Service (the "IRS"), or the statute of limitations with respect to such years has expired (and no waiver extending the statute of limitations has been requested or granted) for all years through 1989. The consolidated federal income tax returns of the Group have not been audited during the last five (5) fiscal years of CBT. No audit, examination or investigation is presently being conducted or, to the best knowledge of CBT, threatened by any taxing authority; no unpaid tax deficiencies or additional liabilities of any sort have been proposed by any governmental representative; and no agreements for the extension of time for the assessment of any amounts of tax have been entered into by or on behalf of any member of the Group.

          R. Fiduciary Activities. The fiduciary and custodial activities of each CBT Subsidiary have been and are being conducted in all material respects in accordance with all applicable law.

          S. Environmental Matters. To the best knowledge of CBT and Acquisition Corp, except for matters that individually or in the aggregate would not have a material adverse effect on the business, assets, results of operations or financial condition of CBT and the CBT
Subsidiaries taken as a whole:

          [i] CBT and each CBT Subsidiary is in substantial compliance with all applicable federal, state and local laws, rules, regulations, ordinances and requirements relating to the environment ("Environmental Laws");

          [ii] No "Hazardous Wastes" (as hereinafter defined) have ever been generated, transported, treated, stored, released or disposed of on any real property owned or leased by CBT or any CBT Subsidiary;

          [iii] Neither CBT nor any CBT Subsidiary has transported or disposed or caused or permitted any person to transport or dispose of any Hazardous Wastes other than in substantial with all Environmental Laws;

          [iv] Neither CBT nor any CBT Subsidiary has ever violated any of the Environmental Laws;

          [v] No asbestos, PCBs or other Hazardous Wastes or any petroleum product or constituents thereof is present on, in or under any of the property owned by CBT or any CBT Subsidiary, whether owned or leased or held as OREO (as such term is customarily used) or in which CBT or any CBT Subsidiary has any legal or equitable interest;

          [vi] There are no loans or other credits included in the loan portfolio of any CBT Subsidiary with respect to which CBT or any CBT Subsidiary is or could incur or become responsible for liability under the Environmental Laws; and

          [vii] No Hazardous Wastes have ever been utilized on any of the property now held or previously held by CBT or any CBT Subsidiary as collateral or otherwise securing any loan made by CBT or any CBT Subsidiary.

          T. Insider Loans. All loans, loan commitments and any other extensions of credit and commitments to extend credit that are currently outstanding by CBT or any CBT Subsidiary to directors, officers, or principal shareholders of CBT or any CBT Subsidiary or any of their related interests (as defined in 12 CFR 215), were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and substantially comply with all applicable provisions of federal and state law. Such loans, extensions and commitments do not involve more than a normal risk of collectability.

          U.   Adjustable Rate Mortgages.  Each CBT
Subsidiary has properly calculated, in substantial with the contractual terms thereof and all applicable law, all adjustments required in its portfolio of adjustable rate mortgage notes.

          V.   Regulatory Matters.  Neither CBT nor any CBT
Subsidiary has, through the date hereof, taken or agreed to take any action or has knowledge of any fact or circumstance that would materially impede or delay receipt of any approval referred to in Section 5.2E hereof.

          W. Absence of Certain Changes or Events. Except as disclosed in the CBT SEC Documents, since December 31, 1992, CBT and the CBT Subsidiaries have not incurred any material liability, except in the ordinary course of their business consistent with their past practices, nor has CBT or any CBT Subsidiary suffered any change in the business, assets, financial condition or results of operations of CBT or any of the CBT Subsidiaries that has had, or is reasonably likely to have, a material adverse effect on CBT and CBT's Subsidiaries taken as a whole.

          X.   Full Disclosure.  No representation or
warranty of CBT contained in this Agreement and no statement contained in this Agreement or in any certificate or other instrument furnished to CBT hereunder contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements contained herein or therein not misleading.

          4.3  Non-Survival of Representations and
Warranties. All representations and warranties contained in this Agreement by any party hereto or set forth in any certificate or other instrument delivered by or on behalf of the parties pursuant to this Agreement shall expire at the Effective Time.


                       ARTICLE 5

                  CONDITIONS PRECEDENT

     5.1  Conditions to Obligations of BMC.  Subject to
Section 5.3, the obligation of BMC to consummate the transactions contemplated by this Agreement and the Plan of Merger, including the Merger, is subject to the satisfaction of the following conditions precedent on or before the Closing Date, any of which may be waived by BMC:

          A. Approval of this Agreement and the Plan of Merger by the shareholders of BMC at the Meeting.

          B. There shall not be threatened, instituted or pending any action or proceeding before any domestic or foreign court or governmental agency or other regulatory or administrative agency or commission, or by any other person [i] challenging the Merger or the other transactions contemplated by this Agreement or the terms thereof, or [ii] seeking to prohibit the Merger or the other transactions contemplated by this Agreement, which, in the reasonable opinion of BMC's Board of Directors, has a reasonable probability of success.

          C. The representations and warranties of CBT and Acquisition Corp set forth in Section 4.2 of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as if made on the Closing Date, and CBT and Acquisition Corp shall have furnished to BMC a certificate executed by the President of CBT and Acquisition Corp to that effect.

          D. The representations and warranties made by CBT in Section 4.2S (Environmental Matters) shall be true and correct in all material respects as of the Closing Date without giving effect to the knowledge qualification contained therein.

          E. CBT and Acquisition Corp in all material respects shall have performed and observed their respective obligations and covenants as set forth in this Agreement prior to or on the Closing Date and shall have delivered to BMC a certificate executed by the President of CBT and Acquisition Corp to that effect and evidence, in form and substance satisfactory to counsel for BMC, that the transactions contemplated by this Agreement and the Plan of Merger were duly authorized by all necessary corporate action of CBT and Acquisition Corp.

          F. Except as a result of [i] changes in banking laws or regulations of general applicability or interpretations thereof, [ii] changes in generally accepted accounting principles or regulatory accounting principles, [iii] changes that could, under the circumstances, reasonably have been anticipated in light of information Previously Disclosed by CBT to BMC, and [iv] changes in the banking and/or savings and loan business which impact or are likely to impact both CBT and BMC in a similar manner, there shall not have been any material adverse change in the business, financial condition, prospects or operations of CBT since December 31, 1992.

          G. Receipt of all permits, consents, approvals and authorizations from federal and state governmental authorities and regulatory agencies necessary to effect the Merger (including the expiration of all applicable waiting periods) and the other transactions contemplated herein, and the satisfaction of all other requirements prescribed by law which are necessary to the carrying out of the Merger.

          H. BMC shall have received an opinion of counsel of CBT dated as of the Closing Date, in substantially the form attached hereto as Exhibit 5.1H.

          I. BMC shall have received the opinion of CBT's counsel in form and substance reasonably satisfactory to BMC and its counsel, dated the Closing Date, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368 of the Code and that, except with respect to the payment of cash for fractional shares or in connection with the exercise of appraisal rights, the conversion of BMC Common Stock into CBT Common Stock will not give rise to the recognition of gain or loss for federal income tax purposes to the shareholders of BMC.

          J. BMC shall have received an opinion from its financial advisor to the effect that, as of the date the Proxy Statement/Prospectus was mailed to shareholders of BMC, the Merger is fair to the shareholders of BMC from a financial viewpoint, and, unless the Closing shall have occurred within thirty (30) days after the Meeting, such opinion has not been withdrawn.

          K. The Registration Statement (including any post effective amendments thereto) shall be effective under the Securities Act of 1933, as amended, and no proceedings shall be pending or to the knowledge of BMC threatened by the Commission to suspend the effectiveness of such Registration Statement.


          L. CBT shall have delivered to BMC a certificate of its President to the effect that it is the current intention of CBT to carry out in all material respects the Joint Business Plan.

     5.2 Conditions to Obligations of CBT and Acquisition Corp. Subject to Section 5.3, the obligation of CBT and Acquisition Corp to consummate the transactions contemplated by this Agreement and the Plan of Merger, including the Merger, is subject to the satisfaction of the following conditions precedent on or before the Closing Date, any of which may be waived by CBT or Acquisition Corp:

          A. Approval of this Agreement and the Plan of Merger by the shareholders of BMC at the Meeting.

          B. There shall not be threatened, instituted or pending any action or proceeding before any domestic or foreign court or governmental agency or other regulatory or administrative agency or commission, or by any other person [i] challenging the Merger or the other transactions contemplated by this Agreement or the terms thereof, or [ii] seeking to prohibit the Merger or the other transactions contemplated by this Agreement, which, in the reasonable opinion of CBT's Board of Directors, has a reasonable probability of success.

          C. The representations and warranties of BMC set forth in Section 4.1 of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as if made on the Closing Date, and BMC shall have furnished to CBT and Acquisition Corp a certificate executed by the President of BMC to that effect.

          D.   BMC in all material respects shall have
performed and observed its obligations and covenants as set forth in this Agreement prior to or on the Closing Date and shall have delivered to CBT and Acquisition Corp a certificate executed by the President of BMC to that effect and evidence, in form and substance satisfactory to counsel for CBT, that the transactions contemplated by this Agreement and the Plan of Merger were duly authorized by all necessary corporate action of BMC.

          E. Receipt of all permits, consents, approvals and authorizations from federal and state governmental authorities and regulatory agencies necessary to effect the Merger (including the expiration of all applicable waiting periods) and the other transactions contemplated herein, on terms and conditions satisfactory to CBT (other than standard terms and conditions), and the satisfaction of all other requirements prescribed by law which are necessary to the carrying out of the Merger.

          F. Except as a result of [i] changes in banking laws or regulations of general applicability or interpretations thereof, [ii] changes in generally accepted accounting principles or regulatory accounting principles, [iii] changes that could, under the circumstances, reasonably have been anticipated in light of information Previously Disclosed by BMC to CBT, and [iv] changes in the banking and/or savings and loan business which impact or are likely to impact both CBT and BMC in a similar manner,there shall not have been any material adverse change in the business, financial condition, prospects or operations of BMC or any BMC Subsidiary since December 31, 1992.

          G. CBT shall have received an opinion of counsel for BMC dated as of the Closing Date, in substantially the form attached hereto as Exhibit 5.2G.

          H. CBT shall have received a written release from each of the executive officers and directors of BMC and each BMC Subsidiary which releases CBT, BMC and each BMC Subsidiary from any and all claims, known or unknown, contingent or direct, which he or she may have against CBT, BMC or any BMC Subsidiary as of the Closing Date, other than
(i) claims arising under this Agreement and the transactions contemplated hereby, including, without limitation, claims of a nature described in Section 3.13 of this Agreement,
(ii) claims arising out of moneys on deposit or property held in trust or as a custodian by a BMC Subsidiary or compensation accrued but not yet payable or in payment for services rendered to BMC or any BMC Subsidiary as reflected on the books and records of BMC or any BMC Subsidiary, (iii) claims under BMC's articles of incorporation, bylaws, by agreement Previously Disclosed to CBT, or under statutory or common law or pursuant to any directors' and officers' insurance policy, for indemnification against liabilities or claims made against them resulting from their service as an executive officer or director of BMC before the Effective Time, including, without limitation, the advancement or reimbursement of expenses and costs, or (iv) claims arising under any employee benefit plan or agreement Previously Disclosed.

          I.   CBT shall have received a letter from
Deloitte & Touche to the effect that the Merger qualifies for "pooling of interests" accounting treatment if consummated in accordance with this Agreement and the Plan of Merger.

          J. The Registration Statement (including any post effective amendments thereto) shall be effective under the Securities Act of 1933, as amended, and no proceedings shall be pending or to the knowledge of CBT threatened by the Commission to suspend the effectiveness of such Registration Statement.

          K. CBT shall have received all state securities or "blue sky" permits and other authorizations necessary to consummate the Merger.

          L. The "affiliates" of BMC shall have executed and delivered the Affiliate Agreements.

          M. The representations and warranties made by BMC in Section 4.1T (Environmental Matters) shall be true and correct in all material respects as of the Closing Date without giving effect to the knowledge qualification contained therein.

     5.3 Effect of Pre-Acquisition Investigations. Notwithstanding any other provision contained herein, if either CBT or BMC shall be aware of any breach of any of the other party's representations or warranties contained herein on or before the end of the period prescribed by Sections 6.2(ii) and 6.2(iii) of Article 6, whether by virtue of such party's pre-acquisition investigation of the other party described in Section 3.5 of this Agreement or otherwise, and such party has not elected to terminate this Agreement in accordance with Sections 6.2(ii) or 6.2(iii) of Article 6, as appropriate, such party shall be deemed to have waived its rights contained herein to refuse to consummate the Merger on account of such breach and the existence or occurrence of such breach or any event or fact related to such breach shall not be deemed to constitute an unsatisfied condition to such party's obligations to consummate the Merger, including, without limitation, the conditions contained in Sections 5.1C, 5.1D, 5.1F, 5.2C, 5.2F and 5.2M.

                       ARTICLE 6

                      TERMINATION

     6.1 Dissenting Shares. Prior to the Effective Time, this Agreement and the Plan of Merger may be declared void and of no effect by CBT if the number of Dissenting Shares is greater than 9.5% of the issued and outstanding shares of BMC.

      6.2  Termination.  This Agreement and the Plan of
Merger may be terminated:

          (i) by the mutual agreement of CBT, Acquisition
Corp and BMC;

          (ii) by CBT, by giving written notice of termination to BMC within seven (7) days of the conclusion of CBT's pre-acquisition investigation of BMC described in
Section 3.5A of this Agreement, if CBT's pre-acquisition investigation and review of BMC as described in Section 3.5A of this Agreement discloses matters which CBT in good faith believes to be either (i) inconsistent in any material respect with any of the representations and warranties of BMC contained in this Agreement, or (ii) in the reasonable judgment of the Board of Directors of CBT, to be either (x) of such significance as to materially and adversely affect the financial condition or the results of operations of BMC and the BMC Subsidiaries on a consolidated basis, or (y) to deviate materially and adversely from BMC's audited consolidated financial statements for the period ended December 31, 1992;

          (iii) by BMC, by giving written notice of termination to CBT within seven (7) days of the conclusion of BMC's pre-acquisition investigation of CBT described in
Section 3.5B of this Agreement, if BMC's pre-acquisition investigation and review of CBT as described in Section 3.5B of this Agreement discloses matters which BMC in good faith believes to be either (i) inconsistent in any material respect with any of the representations and warranties of CBT contained in this Agreement, or (ii) in the reasonable judgment of the Board of Directors of BMC, to be either (x) of such significance as to materially and adversely affect the financial condition or the results of operations of CBT and the CBT Subsidiaries on a consolidated basis, or (y) to deviate materially and adversely from CBT's audited consolidated financial statements for the period ended December 31, 1992;

         (iv) by CBT or Acquisition Corp, upon prior written notice, if BMC materially breaches any representation or warranty set out in Section 4.1 of this Agreement or materially breaches any covenant in this Agreement, or upon the failure and nonwaiver of any condition precedent set out in Section 5.2 unless, in the case of a material breach of a covenant or failure of a condition, within thirty (30) days after written notice from CBT or Acquisition Corp, BMC shall have cured such breach or failure;

          (v) by BMC, upon prior written notice, if CBT or Acquisition Corp materially breaches any representation or warranty set out in Section 4.2 of this Agreement or materially breaches any covenant in this Agreement or upon the failure and nonwaiver of any condition precedent set out in Section 5.1 unless, in the case of a material breach of a covenant or failure of a condition, within thirty (30) days after written notice from BMC, CBT or Acquisition Corp shall have cured such breach or failure;

          (vi) by BMC or CBT if the Effective Time shall not have occurred on or before September 30, 1994;

          (vii) by CBT if the Average Price Per Share shall be greater than $46.875; or

          (viii) by BMC if the Average Price Per Share shall be less than $31.875.

     6.3 Declaration. Any declaration of termination under this Article 6 by CBT, Acquisition Corp or BMC shall be pursuant to resolution of its Board of Directors or by executive officers thereof duly authorized by its Board of Directors to make such a declaration; shall be made by written notice given to the other parties setting forth the grounds for the termination, including, if applicable, the alleged material misrepresentation, breach or failure, and, unless, in the case of a material breach of a covenant or a failure of a condition, such material breach or failure is timely cured, shall have the effect of terminating this Agreement and the Plan of Merger effective upon the delivery of such written notice or the expiration of any applicable cure period, whichever is later, whereupon the same shall have no further effect and the Merger provided for herein and therein shall not be effected. Notwithstanding the foregoing, no termination of this Agreement shall affect the covenants set forth in Section 3.6 relating to confidentiality or the provisions set forth in Section 8.5 relating to expenses, which shall survive any such termination. None of BMC, CBT or Acquisition Corp shall have any liability arising out of the rightful termination of this Agreement pursuant to Article 6 unless such termination results from such party's intentional misrepresentation or intentional breach of any covenant or representation or warranty contained herein.


                       ARTICLE 7

                   INDEMNIFICATION

          BMC shall indemnify, defend and hold CBT and Acquisition Corp harmless, and CBT and Acquisition Corp shall indemnify, defend and hold BMC harmless, against and in respect of any intentional nonfulfillment of any covenant or agreement or the intentional or fraudulent breach of any representation or warranty on the part of the indemnifying party under this Agreement and any claim, action, suit, proceeding, demand, judgment, assessment, cost and expense, including reasonable counsel fees, incident to the foregoing. A party seeking indemnification hereunder shall use its best efforts to minimize any liabilities, damages, deficiencies, claims, judgments, assessments, cost and expenses in respect of which indemnity is sought hereunder.


                       ARTICLE 8

                  GENERAL PROVISIONS

     8.1 Law and Section Headings. This Agreement shall be construed and interpreted in accordance with the laws of the Commonwealth of Kentucky. Section headings are used in this Agreement for convenience only and are to be ignored in the construction of the terms of this Agreement.

     8.2 Modifications. The parties hereto may amend, modify or supplement this Agreement, before or after approval thereof by the shareholders of BMC, in such manner as may be agreed by them in writing.

     8.3 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the remaining provisions.

     8.4 Notices. All notices hereunder shall be in writing and shall be deemed to have been given or made when delivered or telecopied (with confirmation) mailed, first class, registered or certified mail, return receipt requested, postage prepaid, addressed as follows, until notice of another address or additional addresses have been received by the other parties:

          If to CBT or Acquisition Corp, to:

          CBT Corporation
          333 Broadway
          Paducah, Kentucky 42001
          Telecopier No.: (502) 575-5180
          Attention:  William J. Jones, President and Chief
                      Executive Officer

          With a copy to:

          Stewart E. Conner, Esq.
          WYATT, TARRANT & COMBS
          2800 Citizens Plaza
          Louisville, Kentucky 40202
          Telecopier No.: (502) 589-0309

               If to BMC, to:

          BMC Bankcorp, Inc.
          11th and Poplar Streets
          Benton, Kentucky  42045
          Attention:  Joe T. Haltom, Chairman
          Telecopier No: (502) 527-1055

          With copies to:

          Kerry Harvey, Esq.
          Owen, Harvey & Carter
          1113 Poplar Street
          Benton, Kentucky  42025
          Telecopier No:  (502) 527-2110

          R. James Straus
          Brown, Todd & Heyburn
          3200 Capital Holding Center
          Louisville, Kentucky  40202
          Telecopier No:  (502) 581-1087


     8.5 Expenses; Risk of Loss. Whether or not the Merger is consummated, each of the parties hereto will pay its own fees and expenses incurred in connection with the Merger and the other transactions contemplated by this Agreement and the Plan of Merger. CBT and BMC shall share equally the cost incurred in printing and mailing to shareholders of BMC the Proxy Statement/Prospectus. Until the Effective Time, the risk of loss to the assets of BMC shall remain with BMC.

    8.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

     8.7 Time of Essence; Best Efforts. Time is of the essence to the performance of the obligations set forth in this Agreement. BMC and CBT each agrees to use its respective best efforts to obtain the satisfaction of the conditions to its respective obligations specified herein, and to advise the other parties hereto in writing as to any unusual delays or impediments in obtaining the same.

     8.8 Closing. At the Closing, each party shall execute and deliver all documents required by this Agreement, and such further documents as the other party shall reasonably request in order to satisfy the fulfillment of each party's agreements and undertakings hereunder.

     8.9  Records and Further Assurances.  After the
Closing, each party shall make available to the other on reasonable request such books and records of that party as may be appropriate for use in connection with their respective tax returns, including any review thereof, and for any other reasonable purpose.

     8.10 Parties in Interest; Third Party Rights. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of their respective successors and permitted assigns. No party to this Agreement may however, assign its rights hereunder or delegate its obligations hereunder to any other person or entity without the express prior written consent of the other parties hereto. It is the intention of the parties that, except as provided in Section 3.13, nothing in this Agreement or the Plan of Merger shall be deemed to create any right with respect to any person or entity not a party to this Agreement or the Plan of Merger.

     8.11 Entire Agreement; Waiver. This Agreement, including all information Previously Disclosed, the Exhibits hereto, the Plan of Merger and the Stock Option Agreement constitute and contain the entire agreement of BMC and CBT with respect to the Merger and supersede any prior agreement by the parties, whether written or oral. The waiver of a breach of any term or condition of this Agreement must be in writing signed by the party sought to be charged with such waiver and such waiver shall not be deemed to constitute the waiver of any other breach of the same or of any other term or condition of this Agreement.


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.


                              CBT CORPORATION


                             By______________________________
                               William J. Jones, President


                              CBT ACQUISITION CORP


                              By_____________________________
                                William J. Jones, President


                              BMC BANKCORP, INC.


                              By_____________________________
                                Joe T. Haltom, Chairman



                              By_____________________________
                                Larry D. Wright, President

I:\PRICE\CBTBMC.AGM



                       PLAN OF MERGER



          THIS PLAN OF MERGER ("Plan") is made and entered into as of this 10th day of January, 1994, by and among CBT CORPORATION, a Kentucky corporation ("CBT"), CBT ACQUISITION CORP, a Kentucky corporation ("Acquisition Corp"), and BMC BANKCORP, INC., a Kentucky corporation ("BMC").


          W I T N E S S E T H :

          BMC is a corporation organized and existing under the laws of the Commonwealth of Kentucky, the authorized capital stock of which consists of [i] 1,000,000 shares of preferred stock without par value, of which at the date hereof no shares are issued or outstanding, and [ii] 1,000,000 shares of common stock without par value ("BMC Common Stock"), of which at the date hereof 597,780 shares are issued and outstanding and fully paid and nonassessable.

          Acquisition Corp is a corporation organized and existing under the laws of the Commonwealth of Kentucky, the authorized capital stock of which consists of 1,000 shares of common stock without par value, of which at the date hereof 1,000 shares are issued and outstanding and owned by CBT.

          The respective Boards of Directors of CBT,
Acquisition Corp and BMC have determined that it is desirable to effect a Plan and Agreement of Reorganization
(the "Agreement"), for the general welfare and advantage of their respective shareholders, under which plan Acquisition
Corp would be merged into BMC, in accordance with the terms of the Agreement and this Plan.

          The respective Boards of Directors of CBT,
Acquisition Corp and BMC have approved and adopted the Agreement and this Plan and have authorized the execution hereof.

          NOW, THEREFORE, in consideration of the premises and of the mutual agreements and undertakings herein contained, the parties hereby agree as follows:


                       ARTICLE 1

                      THE MERGER

     1.1 The Merger. Upon the terms and conditions set forth in this Plan and the Agreement, at the Effective Time
(as hereinafter defined), Acquisition Corp shall be merged with and into BMC (the "Merger") in accordance with the provisions of and with the effect provided in the Kentucky
Business Corporation Act (the "KBCA").  The terms of the
Merger shall be as set forth in the Agreement and in this Plan.

     1.2 Articles of Merger. Upon the terms and conditions set forth in the Agreement and this Plan, Articles of Merger (the "Articles of Merger") shall be duly prepared and executed by Acquisition Corp and BMC, and thereafter delivered to the Secretary of State of the Commonwealth of Kentucky for filing, as provided in the KBCA on the Closing Date, as defined in the Agreement. The Merger shall become effective upon filing with the Kentucky Secretary of State or at such time and date thereafter as is provided in the Articles of Merger (the "Effective Time").

     1.3   Effect of Filing.

          A.   At the Effective Time, [i] the separate
existence of Acquisition Corp shall cease, and Acquisition
Corp shall be merged with and into BMC (sometimes herein referred to as the "Surviving Corporation"), and [ii] the Articles of Incorporation and Bylaws of Acquisition Corp as in effect immediately prior to the Effective Time shall be the Articles of Incorporation and Bylaws of the Surviving
Corporation.

          B. At the Effective Time, the officers and Board of Directors of the Surviving Corporation shall consist of those persons serving as the officers and directors of Acquisition Corp immediately prior to the Effective Time.

          C. At and after the Effective Time, the Merger will have the effects set forth in Section 271B.11-060 of the KBCA and as otherwise provided by law.

                       ARTICLE 2
                 CONVERSION OF SHARES
     2.1  Conversion of BMC Capital Stock.
          A. Conversion of BMC Common Stock. Except for Dissenting Shares (as defined below), each share of BMC Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically, by virtue of the Merger and at the Effective Time, be exchanged for and converted, without any further notice to or on the part of the holder thereof, into two (2) shares of the common capital stock of CBT, no par value ("CBT Common Stock"), subject to Section 2.1C hereof. At and after the Effective Time, the former holders of shares of BMC Common Stock shall be entitled only to the exchange rights provided for in this Section 2.1 or to the rights to dissent under Subtitle 13 of the KBCA. Certificates previously representing shares of BMC Common Stock shall be exchanged for CBT Common Stock issued in consideration therefor upon the surrender of such certificates in accordance with Section 2.2.

          B. Reclassifications. If prior to the Effective Time the outstanding shares of CBT Common Stock shall have been increased, decreased or changed into or exchanged for a different number or kind of shares or securities by reorganization, recapitalization, reclassification, stock dividend, stock split or other like changes in CBT's capitalization, all without CBT receiving consideration therefor, then an appropriate and proportionate adjustment shall be made in the number and kind of shares of CBT Common Stock, or the shares of stock of any successor to CBT, to be thereafter delivered pursuant to this Plan of Merger, and, with respect to any such successor corporation, a holder of shares of BMC Common Stock shall participate in the same manner and to the same extent as a holder of shares of CBT Common Stock.

          C. No Fractional Shares. No certificate or scrip of any kind will be issued by CBT to any shareholder of BMC in respect of any fractional interest in CBT Common Stock arising out of the conversion of BMC Common Stock into CBT Common Stock in the Merger, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of CBT. No holder of BMC Common Stock will have any rights in respect of a fractional interest in CBT Common Stock arising out of the Merger except the right to receive in lieu thereof a cash payment in a dollar amount equal to such fractional interest multiplied by the average of the bid and asked price per share, as quoted by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), for CBT Common Stock on the trading day which occurs immediately prior to the Closing Date. For purposes of this Agreement, "trading day" shall mean any day on which securities are traded on the New York Stock Exchange.

     2.2  Exchange of Certificates.

          A. At and after the Effective Time, each person who immediately prior to the Effective Time held of record shares of BMC Common Stock shall be entitled to receive, upon the surrender of the certificate(s) which represented such shares (individually a "Certificate" and collectively the "Certificates") to CBT, together with a letter of transmittal (in the form contemplated by Section 2.2.B) duly executed, the consideration specified in Section 2.1.

          B.   On, or within seven (7) days after the
Effective Time, CBT shall mail or deliver to each holder who immediately prior to the Effective Time held of record shares of BMC Common Stock, a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to CBT) and instructions for use in effecting the surrender of the Certificates or payment therefor. No interest will be paid or accrue on any consideration payable on the surrender of such Certificate. If delivery of certificates of CBT Common Stock is to be made to a person other than the person in whose name the Certificate surrendered is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of CBT that such tax has been paid or is not applicable.

          C. At and after the Effective Time, holders of Certificates shall cease to have any rights as shareholders of BMC except for the right to receive upon such surrender the consideration specified in Section 2.1.

          D. No dividends or other distributions declared or made after the Effective Time with respect to CBT Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of CBT Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.1.C until the holder of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following the surrender of any such Certificate, there shall be paid to the holder of such Certificate(s) representing whole shares of CBT Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender the amount of any cash payable with respect to a fractional share of CBT Common Stock to which such holder is entitled pursuant to Section 2.1.C and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of CBT Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of CBT Common Stock.

          E.   After the Effective Time, except to the
extent necessary to issue replacement Certificates for any Certificates which may have been lost or stolen or to comply with the payment instructions contained in a letter of transmittal contemplated by Section 2.2.B., there shall be no further registration of transfers on the stock transfer books of BMC of any Certificates formerly evidencing the shares of BMC Common Stock which were outstanding immediately prior to the Effective Time.

          F. Neither BMC nor CBT shall be liable to any holder of shares of BMC Common Stock for such shares or CBT Common Stock into which they are converted (or dividends or distributions with respect thereto) or cash in lieu of fractional shares delivered to a public official pursuant to any abandoned property, escheat or similar law.

     2.3 Dissenting Shareholders. If any holder of shares of BMC Common Stock shall, in accordance with the provisions of applicable law, seek appraisal and perfect dissenting shareholder rights to be paid the fair value of his or her shares ("Dissenting Shares"), then such holder shall be entitled to receive such value as may be established pursuant to such provisions. BMC shall give CBT prompt notice of any written objections or demands received from any shareholder pursuant to such provisions, and shall give CBT the opportunity to participate in all proceedings with respect to any such objections or demands. BMC will pay its dissenting shareholders the value of their stock out of its own funds. No funds will be supplied for that purchase, directly or indirectly, by CBT, nor will CBT directly or indirectly reimburse BMC for any payments to dissenters.

     2.4 Conversion of Acquisition Corp Common Stock. Each share of Acquisition Corp Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically, by virtue of the Merger and at the Effective Time, be exchanged for and converted, without any further notice to or on the part of the holder thereof, into one share of common stock of the Surviving Corporation.

     2.5  CBT Common Stock.   The shares of common stock of
CBT issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding at the Effective Time and shall not be effected by the Merger.


                       ARTICLE 3

                      TERMINATION

          Anything contained in this Plan notwithstanding and notwithstanding adoption hereof by the shareholders of CBT and/or BMC, this Plan may be terminated and the Merger abandoned as provided in the Agreement.


                      ARTICLE 4

                 CONDITIONS PRECEDENT

          The obligations of CBT, Acquisition Corp and BMC to effect the Merger as herein provided shall be subject to satisfaction, unless duly waived, of the conditions set forth in the Agreement.


                      ARTICLE 5

                 GENERAL PROVISIONS

     5.1 Law and Section Headings. This Plan shall be construed and interpreted in accordance with the laws of the Commonwealth of Kentucky. Section headings are used in this Plan for convenience only and are to be ignored in the construction of the terms of this Plan.

     5.2 Modifications. The parties hereto may amend, modify or supplement this Plan, before or after approval thereof by the shareholders of CBT and/or BMC, in such manner as may be agreed by them in writing.


          IN WITNESS WHEREOF, the parties hereto have caused this Plan to be executed by their duly authorized officers as of the date first above written.


                              CBT CORPORATION


                             By______________________________
																															William J. Jones, President


                              CBT ACQUISITION CORP


                             By______________________________
																															William J. Jones, President


                              BMC BANKCORP, INC.


                             By______________________________
                               Joe T. Haltom, Chairman



																													By_______________________________
                                Larry D. Wright, President


I:\PRICE\CBTBMC.POM



                   STOCK OPTION AGREEMENT


      This is a Stock Option Agreement dated as of January 10, 1994 (this "Agreement"), by and between BMC Bankcorp, Inc., a corporation organized under the laws of the Commonwealth of Kentucky ("BMC"), and CBT Corporation, a corporation organized under the laws of the Commonwealth of Kentucky ("CBT").

                          Recitals

      WHEREAS,  BMC,  CBT and CBT Acquisition  Corp,  a
Kentucky corporation and a wholly owned subsidiary of CBT
("Acquisition Corp"), propose to enter into an Agreement and Plan of Reorganization dated as of January 10, 1994 (the "Merger Agreement"), providing for, among other things, the merger of Acquisition Corp with and into BMC pursuant to which CBT will acquire BMC as the surviving corporation; and

      WHEREAS, as a condition and inducement to CBT's willingness to enter into the Merger Agreement, CBT has requested that BMC agree, and BMC has agreed, to grant to CBT the Option (as defined below);

     NOW THEREFORE, in consideration of said Merger
Agreement and their mutual promises and obligations contained herein, the parties hereto adopt and make this Agreement as follows:

1. BMC hereby grants to CBT an irrevocable option (the "Option") to purchase, in accordance with the terms of this Agreement, at $75.00 per share (the "Per Share
     Price") in cash, up to 148,512 authorized but unissued shares (the "Optioned Shares") of the common stock without par value of BMC ("BMC Common"), a number of shares of BMC Common which when issued shall equal 19.9% of the then-outstanding shares of BMC
     Common. The Option shall expire (such event being referred to herein as the "Option Termination Event") if not exercised as permitted under this Agreement prior to the earlier of (i) at the time the merger of Acquisition Corp into BMC becomes effective as set forth and defined in the Merger Agreement (the
     "Effective Time"), (ii) CBT or BMC receiving written notice from the Board of Governors of the Federal
     Reserve System (the "Board") or its staff to the effect that the exercise of the Option pursuant to the terms of this Agreement is not consistent with Section
     3 of the Bank Holding Company Act of 1956, as amended, (iii) termination of the Merger Agreement by CBT in accordance with the provisions of Article 6 of the Merger Agreement if such termination occurs prior to the occurrence of an Initial Triggering
     Event (as hereinafter defined), (iv) the first business day after the three hundred and sixty-fifth calendar day following termination of the Merger
     Agreement by CBT in accordance with the provisions of Article 6 thereof, if such termination follows the occurrence of an Initial Triggering Event, provided that the Option shall in all events expire not later than 18 months after such Initial
     Triggering Event, (v) termination of the Merger
     Agreement by BMC in accordance with the
     provisions of Article 6 thereof, or (vi) termination of the Merger Agreement by mutual consent of CBT and BMC. If, in the case of clause
     (iv) above, the Option is otherwise exercisable but cannot be exercised on such day solely because of any injunction, order or similar restraint issued by a court of competent jurisdiction, the Option shall expire on the twentieth business day after such injunction, order or restraint shall have been dissolved or when such injunction, order or restraint shall have become permanent and no longer subject to appeal, as the case may be. For purposes of this Agreement, a termination of the Merger Agreement by BMC solely because of the failure of BMC's shareholders to approve the Agreement and the Plan of Merger shall be deemed a termination of the Merger Agreement by CBT in accordance with the provisions of Article 6 thereof.

2.   Provided that (i) no preliminary or permanent
     injunction or other order issued by any Federal or state
					court of competent jurisdiction in the United States prohibiting the exercise of the Option or the delivery of the
     Optioned Shares shall be in effect, (ii) any such
     exercise  shall otherwise comply with applicable law,
     and (iii) CBT is not then in material breach of the
     Merger Agreement, CBT may exercise the Option in
     whole or in part at any time or from time to time
     after the occurrence of both an Initial Triggering
     Event and a Purchase Event (as defined in Section 4 of
     this Agreement) if, but only if, both the Initial
     Triggering Event and the Purchase Event shall have
     occurred prior to the occurrence of an Option
     Termination Event.  In the  event that CBT wishes to
     exercise the Option, CBT shall give  written  notice
     of such exercise  (the date of such notice being herein
     called the "Notice Date") within 30 days following such
     Purchase Event to BMC specifying the number of Optioned Shares it will purchase pursuant to such exercise and a
     place and date for the closing of such purchase
     which date shall be within 60 days of the Purchase
     Event, subject to reasonable extensions in order for
     CBT to obtain required regulatory approvals.

3. At any closing of the exercise of the Option, (i) CBT will make payment to BMC of the aggregate price for the Optioned Shares in immediately available funds, in an amount equal to the product of the Per Share Price multiplied by the number of Optioned Shares being purchased at such closing, and (ii) BMC will deliver to CBT a duly executed certificate or certificates representing the number of Optioned
     Shares so purchased, registered in the name of CBT or its nominee in the denominations designated by CBT in its notice of exercise. Unless counsel for BMC and CBT agree that such shares are not "restricted shares" under federal and/or state securities laws, certificates for such shares shall bear a legend to that effect.

     4. For purposes of this Agreement, an "Initial  Triggering
     Event" shall have occurred at such time as one of the following events shall have occurred and CBT shall have determined in good faith (and shall have notified BMC in writing of such determination) that there is a reasonable likelihood that, as a result of the occurrence of any of the following events, consummation of the Merger pursuant to the terms of the Merger
     Agreement is jeopardized: (i) any person as defined in 3(a)(9) or 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "1934 Act") (other than CBT or any CBT subsidiary or affiliate) shall have commenced a bona fide offer to purchase shares of BMC Common such that, upon consummation of said offer, such person would own or control 10% or more of the outstanding shares of BMC Common, or shall have entered into an agreement with BMC, or shall have filed an application or notice with the Board or any other federal or state regulatory agency for clearance or approval, to
     (A) merge or consolidate or enter into any similar transaction, with BMC, (B) purchase, lease or otherwise acquire all or substantially all of the assets of BMC, or (C) purchase or otherwise acquire (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 10% or more of the voting power of BMC; (ii) any person (other than CBT, Acquisition Corp, any CBT subsidiary or affiliate, any subsidiary of BMC ("BMC Subsidiary") in a fiduciary capacity) shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of BMC Common (the term
     "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the 1934 Act); (iii) any person (other than CBT or any CBT subsidiary or affiliate) shall have made a bona fide proposal to BMC after the date of the Merger
     Agreement by public announcement or written communication that is the subject of public disclosure or regulatory report or filing to (A) acquire BMC by merger, consolidation, purchase of all or substantially all of its assets or any other similar transaction, or (B) make an offer described in clause (i) above; (iv) any person shall have solicited proxies in a proxy solicitation in opposition to approval of the Merger Agreement by BMC's shareholders; or (v) BMC shall have willfully breached any provision of the Merger Agreement, which breach would entitle CBT to terminate the Merger
     Agreement and such breach shall not have been cured pursuant to the terms of the Merger Agreement. For purposes of this Agreement, a "Purchase Event" shall have occurred at such time as (i) any person (other than CBT or any CBT subsidiary or affiliate) acquires beneficial ownership of 50% or more of the then-outstanding shares of BMC Common, or (ii) BMC enters into an agreement with another person (other than CBT or any CBT subsidiary) pursuant to which such person is entitled to acquire 50% or more of the then-outstanding shares of BMC Common.

     5. If between the date of the Merger Agreement and Effective Time, the shares of BMC Common shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or if a stock dividend thereon shall be declared with a record date within said period (an "Event"), the number of Optioned Shares and the Per Share Price shall be adjusted appropriately so as to restore CBT to its rights hereunder, including, without limitation, its right to purchase that number of additional shares (the "Additional Optioned Share") representing ownership of the voting power of the capital stock of BMC (in addition to shares of BMC Common acquired other than pursuant to any exercise of the Option) so that the ratio of (x) the sum of (A) the Optioned Shares
     (including such Additional Optioned Shares, if any, calculated as a result of one or more earlier Events) plus (B) the Additional Optioned Shares, over the total number of shares of BMC Common issued and outstanding after each such Event, shall be equal to the ratio of
     (y) the  sum  of (C) 148,512 plus (D) such Additional
     Optioned Shares, if any, calculated as a result of one or more earlier Events, over the total number of shares of BMC Common issued and outstanding immediately prior to each such Event, at an adjusted per share purchase price equal to the Per
     Share Price multiplied by a fraction, the numerator of which shall be equal to the number of shares of BMC
     Common purchasable prior to the adjustment and the denominator of which shall be equal to the number of shares of BMC Common purchasable after the adjustment; provided, however, that nothing in this Option shall be construed as permitting BMC to take any action or enter into any transaction prohibited by the Merger Agreement.

6. BMC shall, if requested by CBT, as expeditiously as possible file a registration statement on a form of general use under the Securities Act of 1933, as amended, if necessary in order to permit the sale or other disposition of the shares of BMC Common that have been acquired upon exercise of the Option in accordance with the intended method of sale or other disposition requested by CBT. CBT shall provide all information reasonably requested by BMC for inclusion in any registration statement to be filed hereunder. BMC will use its best efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of two hundred and seventy calendar days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sales or other dispositions. The registration effected under this Section 6 shall be at BMC'S expense except for all filing and agency fees and commissions and underwriting discounts and commissions attributable to the sale of such securities and fees and disbursements of CBT's counsel related thereto, which amounts shall be borne by CBT. In no event shall BMC be required to effect more than one registration hereunder. The filing of any registration statement hereunder may be delayed for such period of time as may reasonably be required if BMC determines that any such filing or the offering of any such shares of BMC Common would (i) impede, delay or otherwise interfere with any financing, offer or sale of BMC Common or any other securities of BMC, or (ii) require disclosure of material information which, if disclosed at that time, would be materially harmful to the interests of BMC and its shareholders. If requested by CBT in connection with any such registration, BMC will become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily required of issuers.
     Neither this Agreement nor the Option are assignable by CBT. CBT and BMC agree to use their respective reasonable efforts to cause, and to cause any underwriters of any sale or other disposition to cause, any sale or other disposition of the Optioned
     Shares and any Additional Optioned Shares to be effected on a widely distributed basis so that insofar as it is reasonably possible, upon consummation thereof no purchaser or transferee shall own beneficially more than 2% of the then-outstanding voting power of BMC.

7. All notices and other communications hereunder may be made by mail, hand-delivery or by courier service. If notices and other communications are made by nationally recognized overnight courier service for overnight delivery, such notice shall be deemed to have been given one business day after being forwarded to such a nationally recognized courier service for overnight delivery. All notices and other communications hereunder given to any party shall be communicated to the remaining party to this Agreement bymail or by hand-delivery in the same manner as herein provided.

          (a)  If to CBT, to:

               CBT Corporation
               333 Broadway
               Paducah, Kentucky 42001
               Attention:  William J. Jones, President

               With a copy to:

              Wyatt, Tarrant & Combs
              2800 Citizens Plaza
              Louisville, Kentucky 40202
              Attention:  Stewart E. Conner

     (b)      If to BMC, to:

              BMC Bankcorp, Inc.
              11th and Poplar
              Benton, Kentucky  42025
              Attention:  Joe T. Haltom, Chairman

              With a copies to:

              Owen, Harvey & Carter
              1113 Poplar Street
              Benton, Kentucky  42025
              Attention:  Kerry Harvey

              And with a copy to:

              Brown, Todd & Heyburn
              3200 Capital Holding Center
              Louisville, Kentucky  40202-3363
              Attention: R. James Straus

IN WITNESS WHEREOF, this Agreement has been executed the day and year first above written.


                              CBT CORPORATION



                              By_____________________________
                                  William J. Jones, President


                              BMC BANKCORP, INC.



                              By_____________________________
                                  Joe T. Haltom, Chairman


                              And by_________________________
                                   Larry D. Wright, President



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